Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”), entered into on October 22, 2018 (the “Effective Date”), is made by and between Theodore Kim (the “Executive”), MagnaChip Semiconductor Corporation, a Delaware corporation (“Parent”) and MagnaChip Semiconductor, Ltd. (together with any of its Affiliates as may employ the Executive from time to time, any and all successors thereto, and Parent, the ”Company”).

RECITALS

A. The Company and the Executive desire to enter into this Agreement to assure the Company of the continued exclusive services of the Executive and to set forth the rights and duties of the parties hereto.

B. Except as otherwise set forth herein, this Agreement is intended to supersede any prior agreements or understandings, whether formal or informal, between the Executive and the Company or any of its Affiliates (as defined below), including, without limitation, the letter agreement, dated as of November 3, 2015, by and between the Executive, the Company and Parent (the “Prior Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

1. Certain Definitions.

(a) “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, where “control” shall have the meaning given such term under Rule 405 of the Securities Act of 1933, as amended.

(b) “Agreement” shall have the meaning set forth in the preamble hereto.

(c) “Annual Base Salary” shall have the meaning set forth in Section 3(a).

(d) “Annual Bonus” shall have the meaning set forth in Section 3(b).

(e) “Board” shall mean the Board of Directors of the Company.

(f) The Company shall have “Cause” to terminate the Executive’s employment pursuant to Section 4(a)(iii) hereunder upon (i) the Executive’s conviction of, or a plea of nolo contendere to, a felony or other crime involving moral turpitude (or, in each case, equivalent crimes in a jurisdiction other than the United States), but excluding minor traffic violations; (ii) the Executive’s commission of fraud, embezzlement, or misappropriation of funds; (iii) a breach by the Executive of his fiduciary duty to the Company or any of its Affiliates; (iv) the Executive’s refusal to fulfill the Executive’s duties and responsibilities (other than by reason of death or Disability) to the Company or any of its Affiliates; (v) the Executive’s material violation of any established lawful policy of the Company or any of its Affiliates; (vi) the Executive’s material breach of any of the terms of any agreement the Executive has with the Company or any of its Affiliates; (vii) the Executive’s habitual use of illicit drugs or habitual abuse of alcohol that affects his job performance; or (viii) any gross negligence, material misconduct, or material wrongful act or omission on the Executive’s part in connection with the Executive’s duties and responsibilities to the Company or any of its Affiliates. The Company may terminate the Executive’s employment for Cause under this Agreement following issuance to the Executive of written notice of the circumstances the Company believes constitute Cause within ninety (90) days after it becomes aware of such circumstances; provided, that if the basis for termination is curable, then the Executive shall have fifteen (15) days after receipt of such written notice to cure such basis, and if not cured, the Company may terminate the Executive’s employment for Cause within ninety (90) days after the expiration of such cure period. If, within ninety (90) days subsequent to the Executive’s termination of employment for any reason other than by the Company for Cause, the Company determines that the Executive’s employment could have been terminated for Cause, the Executive’s employment will be deemed to have been terminated for Cause for all purposes, and the Executive will be required to disgorge to the Company all amounts received pursuant to this Agreement or otherwise on account of such termination that would not have been payable to the Executive had such termination been by the Company for Cause; provided that the Company’s ability to retroactively determine that the Executive’s employment could have been terminated for Cause under this sentence will cease upon the occurrence of a Change in Control.

(g) “Change in Control” has the meaning given to such term in the MagnaChip Semiconductor Corporation 2011 Equity Incentive Plan.

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(i) “Date of Termination” shall mean (i) if the Executive’s employment is terminated by his death, the date of his death, (ii) if the Executive’s employment is terminated pursuant to Section 4(a)(ii)-(vi), the date specified or otherwise effective pursuant to Section 4(b) or (iii) if the Executive’s employment is terminated upon expiration of the Term due to either party’s non-renewal in accordance with Section 2(b), the last day of the then-current Term.

(j) “Disability” shall mean a finding by the Company of the Executive’s incapacitation through any illness, injury, accident or condition of either a physical or psychological nature that has resulted in his inability to perform the essential functions of his position, even with reasonable accommodations, for one hundred eighty (180) calendar days during any period of three hundred sixty-five (365) consecutive calendar days, and such incapacity is expected to continue.

(k) “Executive” shall have the meaning set forth in the preamble hereto.

(l) “Expatriate Benefits” means the expatriate expenses that the Executive incurs in accordance with the terms set forth on Exhibit A hereto.

(m) “Final Base Salary” means the Executive’s Annual Base Salary as in effect immediately prior to the termination of the Executive’s employment (or, if clause (i) or (ii) of “Good Reason” is implicated, immediately before any relevant diminution of the Executive’s Annual Base Salary).

(n) The Executive shall have “Good Reason” to resign from his employment pursuant to Section 4(a)(v) in the event that any of the following actions are taken by the Company without his consent: (i) if upon or following a Change in Control, a diminution in the Executive’s Annual Base Salary, Target Annual Bonus opportunity, or, if the Executive’s primary residence is not then located in the United States, the Expatriate Benefits; (ii) if prior to a Change in Control, a diminution in (A) the Executive’s Annual Base Salary, other than an across the board cumulative reduction of no more than fifteen (15%) that applies in a similar manner to all similarly-situated members of the senior management of the Company, (B) the Executive’s Target Annual Bonus opportunity (other than a reduction that occurs as a result of a reduction described in clause (A) hereof), or (C) if the Executive’s primary residence is not then located in the United States, the Expatriate Benefits; (iii) the Company’s material breach of any of the material terms of any material agreement between the Executive and the Company or any of its Affiliates; (iv) a non-temporary relocation of the Executive’s primary work location by the Company to a location that is more than thirty five (35) miles from the Executive’s principal place of employment as of the date hereof (which the parties acknowledge is Seoul, South Korea and/or Cheongju, South Korea) and that increases the Executive’s one-way commute to work by more than thirty five (35) miles; or (v) a material diminution of the Executive’s title, duties or responsibilities; provided, that no diminution of the Executive’s title, duties or responsibilities shall be deemed to occur solely as a result of the Company (or its successor or Parent) no longer being a publicly traded entity. The Executive will not have Good Reason to terminate the Executive’s employment and receive payments or benefits under Section 5(b) of this Agreement unless the Executive provides the Board with written notice of the circumstances the Executive believes constitute Good Reason within thirty (30) days after the occurrence of such circumstances. If the Company does not cure within fifteen (15) days after receipt of such written notice, then the Executive may terminate the Executive’s employment for Good Reason within ninety (90) days after the expiration of such cure period. If the Executive terminates the Executive’s employment prior to the expiration of the fifteen (15) day cure period or more than ninety (90) days after the expiration of the cure period, the Executive will not be treated as having terminated the Executive’s employment for Good Reason.

(o) “Inventions” shall have the meaning set forth in Section 7(c)(i).

(p) “Notice of Termination” shall have the meaning set forth in Section 4(b).

(q) “Parent” shall have the meaning set forth in the preamble hereto.

(r) “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

(s) “Proprietary Rights” shall have the meaning set forth in Section 7(c)(i).

(t) “Target Annual Bonus” means the Executive’s target Annual Bonus, expressed as a percentage of the Annual Base Salary, under the terms of the Company’s Profit Sharing Plan as are then in effect.

(u) “Term” shall have the meaning set forth in Section 2(b).

2. Employment.

(a) In General. The Company shall employ the Executive, and the Executive shall be employed by the Company, for the period set forth in Section 2(b), in the position set forth in Section 2(c), and upon the other terms and conditions herein provided.

(b) Term of Agreement. The initial term of employment under this Agreement (the “Initial Term”) shall be for the period beginning on the Effective Date and ending on the third (3rd) anniversary of such date, unless earlier terminated as provided in Section 4. At the end of the Initial Term, the term of this Agreement shall automatically be extended for successive one (1) year periods (together with the Initial Term, the “Term”), unless either party hereto gives notice of the non-extension of the Term to the other party no later than ninety (90) days prior to the expiration of the then-applicable Term.

(c) Position and Duties.

(i) During the Term, the Executive shall serve as Chief Compliance Officer, Executive Vice President, General Counsel and Secretary of MagnaChip Semiconductor, Ltd., with responsibilities, duties, and authority customary for such position. The Executive shall also serve as an officer of other Affiliates of the Company as requested by the Board. Except as otherwise provided herein, the Executive shall not be entitled to any additional compensation for service as a member of the Board or other positions or titles he may hold with any Affiliate of the Company to the extent he is so appointed. The Executive shall report to the Chief Executive Officer of the Company. The Executive agrees to observe and comply with the Company’s rules and policies as adopted from time to time by the Company. The Executive shall devote his full business time, skill, attention, and best efforts to the performance of his duties hereunder; provided, however, that the Executive shall be entitled to (A) serve on civic, charitable, and religious boards and (B) manage the Executive’s personal and family investments, in each case, to the extent that such activities do not materially interfere with the performance of the Executive’s duties and responsibilities hereunder, are not in conflict with the business interests of the Company or its Affiliates, and do not otherwise compete with the business of the Company or its Affiliates. The Executive may also serve on the boards of directors of for profit companies with the prior written consent of the Board, which consent shall be in the sole discretion of the Board.

(ii) The Executive’s employment shall be principally based at the Company’s headquarters in the Seoul, South Korea area or Cheongju, South Korea. The Executive shall perform his duties and responsibilities to the Company at such principal place of employment and at such other location(s) to which the Company may reasonably require the Executive to travel for Company business purposes.

3. Compensation and Related Matters.

(a) Annual Base Salary. During the Term, the Executive shall receive a base salary at a rate of three hundred thirty thousand dollars ($330,000) per annum, which shall be paid in accordance with the customary payroll practices of the Company; provided that the Board shall have the discretion to increase the Executive’s base salary from time to time (as adjusted from time to time in accordance with the terms hereof, the “Annual Base Salary”).

(b) Annual Bonus. With respect to each calendar year that ends during the Term, the Executive shall be eligible to receive an annual cash bonus (the “Annual Bonus”) under the terms of the Company’s Profit Sharing Plan as are then in effect. It is currently intended that the Board will set the Executive’s target Annual Bonus at 75% of the Executive’s Annual Base Salary.

(c) Equity Compensation. On or before October 31, 2018, subject to the Executive’s continued employment on such date, the Executive will receive equity grants in respect of 2018 in the form of (i) annual operation planning-based performance stock units (“AOP PSUs”), (ii) relative total shareholder return-based performance stock units (“TSR PSUs”), and (iii) time-based restricted stock units, in each case pursuant to an award agreement substantially in the form attached hereto as Exhibit B-1 (the “AOP Award Agreement”), Exhibit B-2 and Exhibit B-3, respectively. Subject to the Executive’s continued employment with the Company, the Executive will receive additional AOP PSU grants with respect to 2019 and 2020 (the “2019 Grants” and the “2020 Grants”, respectively) that are generally subject to same terms as in the AOP Award Agreement, except as otherwise set forth in Exhibit B-4.

(d) Benefits. During the Term, the Executive shall be entitled to participate in the employee benefit plans, programs, and arrangements of the Company now (or, to the extent determined by the Board, hereafter) in effect, in accordance with their terms, including, without limitation, medical and welfare benefits and the Expatriate Benefits. For the avoidance of doubt, nothing in this Agreement shall limit or otherwise affect the rights that the Executive may have under any statutory pension under Korean law that is accrued to his account as of the effective date of his separation from the Company.

(e) Tax Equalization. The Company shall provide for tax equalization and tax consulting/preparation services for the Executive for any compensation that he receives pursuant to this Agreement (regardless of whether the Executive is still employed by the Company at the time of any payment pursuant to this Agreement). Executive shall take all actions necessary to minimize taxes, subject to applicable law. For each taxable year, to the extent necessary, the Company shall make a tax equalization payment to the Executive in an amount equal to the amount necessary to put the Executive in the same after-tax position that he would been in if the Executive had been subject to only United States federal, state, and local income taxes. For the avoidance of doubt, tax equalization does not include indemnification or other payments relating to any additional tax, interest, or penalties that may be imposed on the Executive as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code, or any excise tax imposed by Section 4999 of the Code.

(f) Visas and Work Permits. The Company shall provide the necessary services and cover the cost to obtain the necessary visas and/or work permits to enable the Executive and his family to legally work and stay or visit in Korea for the duration that the Executive is assigned to perform services in Korea.

(g) Transportation. The Company shall provide a vehicle with a driver for the Executive’s use while in Korea.

(h) Annual Vacation and Home Leave. During the Term, the Executive shall be entitled to two (2) weeks of vacation per year in accordance with the Company’s vacation policies, as well as ten business days of annual home leave in accordance with the Company’s expatriate benefit policy for its executives. Any vacation and any home leave shall be taken at the reasonable and mutual convenience of the Company and the Executive.

(i) Business Expenses. During the Term, the Company shall reimburse the Executive for all reasonable travel and other business expenses incurred by him in the performance of his duties to the Company, in accordance with the Company’s expense reimbursement policies and procedures.

4. Termination. The Executive’s employment hereunder may be terminated prior to the expiration of the Term resulting from a non-renewal pursuant to Section 2(b) above without any breach of this Agreement only under the following circumstances:

(a) Circumstances.

(i) Death. The Executive’s employment hereunder shall terminate upon his death.

(ii) Disability. If the Executive has incurred a Disability, the Company may give the Executive written notice of its intention to terminate the Executive’s employment. In that event, the Executive’s employment with the Company shall terminate effective on the later of the thirtieth (30th) day after receipt of such notice by the Executive and the date specified in such notice, provided that within the thirty (30) day period following receipt of such notice, the Executive shall not have returned to full-time performance of his duties hereunder.

(iii) Termination with Cause. The Company may terminate the Executive’s employment with Cause.

(iv) Termination without Cause. The Company may terminate the Executive’s employment without Cause.

(v) Resignation with Good Reason. The Executive may resign from his employment with Good Reason.

(vi) Resignation without Good Reason. The Executive may resign from his employment without Good Reason upon not less than thirty (30) days’ advance written notice to the Board.

(b) Notice of Termination. Any termination of the Executive’s employment by the Company or by the Executive under this Section 4 (other than termination pursuant to Section 4(a)(i)) shall be communicated by a written notice to the other party hereto (i) indicating the specific termination provision in this Agreement relied upon, (ii) except with respect to a termination pursuant to Section 4(a)(iv) or (vi), setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (iii) specifying a Date of Termination as provided herein (a “Notice of Termination”). If the Company delivers a Notice of Termination under Section 4(a)(ii), the Date of Termination shall be at least thirty (30) days following the date of such notice; provided, however, that such notice need not specify a Date of Termination, in which case the Date of Termination shall be determined pursuant to Section 4(a)(ii). If the Company delivers a Notice of Termination under Section 4(a)(iii) or 4(a)(iv), the Date of Termination shall be, in the Company’s sole discretion, the date on which the Executive receives such notice or any subsequent date selected by the Company. If the Executive delivers a Notice of Termination under Section 4(a)(v) or (a)(vi), the Date of Termination shall be at least thirty (30) days following the date of such notice; provided, however, that the Company may, in its sole discretion, accelerate the Date of Termination to any date that occurs following the Company’s receipt of such notice, without changing the characterization of such termination as voluntary, even if such date is prior to the date specified in such notice. The failure by the Company or the Executive to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Cause or Good Reason shall not waive any right of the Company or the Executive hereunder or preclude the Company or the Executive from asserting such fact or circumstance in enforcing the Company’s or the Executive’s rights hereunder.

(c) Termination and Resignation of All Positions. Upon termination of the Executive’s employment for any reason, the Executive agrees to resign, as of the Date of Termination or such other date requested by the Company, from all positions and offices that the Executive then holds with the Company and its Affiliates. In addition, as applicable, if the Executive fails to resign from any such positions or offices after written request from the Company, the Company shall be relieved of its obligations under Section 5(b) and Section 5(c) hereof.

5. Company Obligations upon Termination of Employment.

(a) In General. Subject to Section 11(a), upon termination of the Executive’s employment for any reason, the Executive (or the Executive’s estate) shall be entitled to receive (i) any amount of the Executive’s Final Base Salary earned through the Date of Termination not theretofore paid, (ii) any Annual Bonus for the year prior to the year in which the Date of Termination occurred, that was earned but not yet paid, (iii) any expenses owed to the Executive under Section 3(i), and (iv) any vested payment or benefit arising from the Executive’s participation in, or benefits under, any qualified employee benefit plans, programs, or arrangements under Section 3(d) (other than severance plans, programs, or arrangements), which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs, or arrangements including, where applicable, any death and disability benefits (the “Accrued Obligations”). Notwithstanding anything to the contrary, upon a Termination with Cause, and only in the case of such a termination, the Accrued Obligations shall not include the amount set forth in clause (ii) of the preceding sentence or any other amounts or benefits not payable in accordance with the terms and conditions of any employee benefit plan, program or arrangement.

(b) Termination without Cause or Resignation with Good Reason. Subject to Section 11(a) and subject to the Executive’s continued compliance with the covenants contained in Sections 6, 7 and 10, if the Company terminates the Executive’s employment without Cause pursuant to Section 4(a)(iv) or the Executive resigns from his employment with Good Reason pursuant to Section 4(a)(v), the Company shall, in addition to the Accrued Obligations:

(i) continue to pay the Final Base Salary in accordance with the Company’s customary payroll practices during the period beginning on the Date of Termination and ending on the earlier to occur of (A) the first anniversary of the Date of Termination and (B) the first date that the Executive violates any covenant contained in Section 6 or 7 (the “Salary Payment”), and if the Date of Termination occurs after June 30 of the calendar year in which the Date of Termination occurs, pay the Executive a prorated portion of the Annual Bonus payable with respect to the calendar year in which such termination occurs, determined on a daily basis, based on actual performance achievement for such year, and payable if and when annual bonuses are paid to other senior executives of the Company with respect to such year (the “Pro Rata Bonus”, together with the Salary Payment, the “Severance Payment”). Notwithstanding the foregoing, if the Company terminates the Executive’s employment without Cause pursuant to Section 4(a)(iv) or the Executive resigns from his employment with Good Reason pursuant to Section 4(a)(v), in each case, either (x) during a period of time when the Company is party to a definitive corporate transaction agreement, the consummation of which would result in a Change in Control or (y) within eighteen (18) months following a Change in Control (such a termination a “CIC Qualified Termination”), then the Severance Payment shall instead equal the sum of (xx) one and one-half (1.5) times the Final Base Salary, payable (1) in a single cash lump sum on the sixtieth (60th) day following the Date of Termination in the event that the Change in Control is also a “change in control event” (within the meaning of Section 409A of the Code) or (2) in accordance with the schedule contemplated by the first sentence of this Section 5(b)(i) in the event that the Change in Control is not a “change in control event” and (yy) if the Date of Termination occurs after June 30th of the calendar year in which the Date of Termination occurs, an amount equal to an additional month of base salary for each month that has passed since July 1st through the Date of Termination (rounding up for any partial months), and payable in a lump sum on the sixtieth (60th) day following the Date of Termination, in each case, so long as the Release (as defined below) has become effective and the Executive has not violated any covenant contained in Section 6 or 7, in which case the Severance Payment shall be forfeited; for the avoidance of doubt, if the Date of Termination occurs in July, the payment described in clause (yy) above will be equal to one month’s base salary.

(ii) pay to the Executive on the sixtieth (60th) day following the Date of Termination a lump sum amount equal to twelve (12) times the employer portion of the monthly cost of maintaining medical, dental and/or vision benefits for the Executive under the then-current health plan of the Company for purposes of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”);

(iii) notwithstanding the Company’s expatriate benefit policy for executives, continue to provide the Expatriate Benefits (as if the Executive were still an employed expatriate) as in effect immediately prior to the Date of Termination (or, if clause (i) or (ii) of “Good Reason” is implicated, immediately before any relevant diminution of the Executive’s Annual Base Salary, Target Annual Bonus, or Expatriate Benefits), during the 90-day period following the Date of Termination, or, if earlier, until the date on which the Executive’s primary residence is relocated back to the United States;

(iv) provide the repatriation allowance and repatriation expenses, to the extent the Executive is eligible to receive such payments as part of the Expatriate Benefits; and

(v) provide for vesting of outstanding unvested equity awards (A) for any awards granted prior to January 1, 2018, in full as of the Date of Termination, and (B) for any awards granted on or following January 1, 2018, as set forth in the applicable award agreement or on Exhibit B-4, as applicable;

provided, however, that all payments and benefits to be paid or provided pursuant to this Section 5(b) shall commence on the sixtieth (60th) day following the Date of Termination, and, only with respect to any cash payments, the initial installment of such payments shall include a lump-sum payment of all amounts accrued under this Section 5(b) from the Date of Termination through the date of such initial payment.

Notwithstanding any provision in this Agreement to the contrary, if the Executive breaches any of the covenants contained in Sections 6 and 7 hereof, the Company shall have the right to cease providing any payments or benefits under this Section 5(b) and, if requested, the Executive shall repay to the Company within sixty (60) days of such request any previously paid payments or benefits under this Section 5(b); provided that the foregoing shall not apply unless the Company provides the Executive with written notice of the circumstances it believes constitutes a breach of such covenants within ninety (90) days after it becomes aware of such circumstances; provided further that, if the basis for the alleged breach is curable, then the Executive shall have fifteen (15) days after receipt of such written notice to cure such basis.

Payment of the amounts and benefits under this Section 5(b) or Section 5(c) below is in lieu of any other severance or separation pay payable to the Executive whether under any employment agreement, offer letter or severance program, plan or policy, applicable law (including the laws of the Republic of Korea) or other statute, or otherwise; provided that nothing in this Agreement shall limit or otherwise affect the rights of the Executive may have under any statutory pension under Korean law that has accrued to the Executive’s account as of the Date of Termination.

(c) Non-Renewal. In the event Executive’s employment terminates at the expiration of the Term after the Company has provided notice of the non-extension of the Term to Executive, Executive’s termination shall be treated, for all purposes under this Agreement and any equity agreements or plans, as a termination without Cause. Notwithstanding the foregoing, in the case of such non-renewal, the Salary Payment under Section 5(b)(i) and COBRA payments under Section 5(b)(ii) shall be reduced from twelve (12) months to the equivalent of six (6) months; provided that Executive shall receive all other payments and consideration under Sections 5(b)(i)-(v), as applicable, including in the event of a non-renewal (x) during a period of time when the Company is party to a definitive corporate transaction agreement, the consummation of which would result in a Change in Control or (y) within eighteen (18) months following a Change in Control, the enhanced payments triggered by a CIC Qualified Termination, if applicable.

(d) Release. Notwithstanding anything herein to the contrary, the amounts payable and benefits to be provided to the Executive under Section 5(b) and Section 5(c), other than the Accrued Obligations, shall be contingent upon and subject to the Executive’s (or the Executive’s estate’s, if applicable) execution and non-revocation of a general waiver and release of claims agreement in substantially in the form attached as Exhibit C hereto (the “Release”) (and the expiration of any applicable revocation period), on or prior to the sixtieth (60th) day following the Date of Termination.

(e) Survival. The obligations of any of the parties under this Agreement which by their nature may require either partial or total performance after the termination of the Term or this Agreement (including those under Sections 3(e), 6, 7, 8, 9, and 10) will survive any termination of this Agreement. Further, the obligations under Section 5(c) that may require either partial or total performance after the termination of the Term will survive any termination of this Agreement for the length of the applicable severance benefit period.

6. Non-Competition; Non-Solicitation; Non-Hire.

(a) To the fullest extent permitted by applicable law, the Executive agrees that during the Executive’s employment with the Company, and for the twelve (12) month period following the Executive’s termination of employment for any reason, the Executive will not, directly or indirectly, have any equity or equity-based interest, or work or otherwise provide services as an employee, contractor, officer, owner, consultant, partner, director or otherwise, in any business anywhere in the world that competes with any of the businesses of the Company. Notwithstanding the foregoing, the Executive shall be permitted to acquire a passive stock or equity interest in such a business, provided that the stock or other equity interest acquired is not more than five percent (5%) of the outstanding interest in such business;

(b) To the fullest extent permitted by applicable law, the Executive agrees that during the Executive’s employment with the Company, and for the twelve (12) month period following the Executive’s termination of employment for any reason, the Executive will not, directly or indirectly, on the Executive’s own behalf or on behalf of another (i) solicit, induce or attempt to solicit or induce any officer, director, employee or consultant of the Company to terminate their relationship with or leave the employ of the Company, or in any way interfere with the relationship between the Company, on the one hand, and any officer, director, employee, or consultant thereof, on the other hand, (ii) hire (or other similar arrangement) any Person (in any capacity whether as an officer, director, employee or consultant) who is, or at any time in the twelve (12) months preceding the Date of Termination was, an officer, director, employee or consultant of the Company or (iii) induce or attempt to induce any customer, supplier, prospect, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, prospect, licensee or business relation, on the one hand, and the Company, on the other hand.

(c) In the event that the terms of this Section 6 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. The Executive hereby acknowledges that the terms of this Section 6 are reasonable in terms of duration, scope and area restrictions and are necessary to protect the goodwill of the Company. The Executive hereby authorizes the Company to inform any future employer or prospective employer of the existence and terms of Sections 6 and 7 of this Agreement without liability for interference with the Executive’s employment or prospective employment.

(d) As used in this Section 6, the term “Company” shall include Parent, the Company, and any direct or indirect subsidiaries thereof or any successors thereto.

7. Nondisclosure of Confidential Information; Nondisparagement; Intellectual Property.

(a) Non-Disclosure of Confidential Information; Return of Property. The Executive recognizes and acknowledges that he has access to confidential information and/or has had or will have material contact with the Company’s customers, suppliers, licensees, representatives, agents, partners, licensors, or business relations. The Executive agrees that during his employment and in perpetuity thereafter, the Executive shall maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for the Executive’s benefit or the benefit of any Person, any confidential or proprietary information or trade secrets of or relating to the Company, including, without limitation, information with respect to the Company’s operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment, or deliver to any Person any document, record, notebook, computer program or similar repository of or containing any such confidential or proprietary information or trade secrets. Upon the Executive’s termination of employment for any reason, the Executive shall promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company’s customers, business plans, marketing strategies, products or processes. The Executive may respond to a lawful and valid subpoena or other legal process but shall give the Company the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought and, if requested by the Company, shall reasonably assist such counsel in resisting or otherwise responding to such process.

(b) Non-Disparagement. The Executive shall not, at any time during his employment and in perpetuity thereafter, directly or indirectly, knowingly disparage, criticize, or otherwise make derogatory statements regarding the Company, or any of its successors, directors or officers. The foregoing shall not be violated by the Executive’s truthful responses to legal process or inquiry by a governmental authority.

(c) Intellectual Property Rights.

(i) The Executive agrees that the results and proceeds of the Executive’s services for the Company (including any trade secrets, products, services, processes, know-how, designs, developments, innovations, analyses, drawings, reports, techniques, formulas, methods, developmental or experimental work, improvements, discoveries, inventions, ideas, source and object codes, programs, matters of a literary, musical, dramatic or otherwise creative nature, writings and other works of authorship) resulting from services performed for the Company and any works in progress, whether or not patentable or registrable under copyright or similar statutes, that were made, developed, conceived or reduced to practice or learned by the Executive, either alone or jointly with others (collectively, “Inventions”), shall be works-made-for-hire and the Company (or, if applicable or as directed by the Company) shall be deemed the sole owner throughout the universe of any and all trade secret, patent, copyright and other intellectual property rights (collectively, “Proprietary Rights”) of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed, with the right to use the same in perpetuity in any manner the Company determines in its sole discretion, without any further payment to the Executive whatsoever. If, for any reason, any of such results and proceeds shall not legally be a work-made-for-hire and/or there are any Proprietary Rights which do not accrue to the Company under the immediately preceding sentence, then the Executive hereby irrevocably assigns and agrees to assign any and all of the Executive’s right, title and interest thereto, including, without limitation, any and all Proprietary Rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed, to the Company (or, if applicable or as directed by the Company, any of its Affiliates), and the Company or such Affiliates shall have the right to use the same in perpetuity throughout the universe in any manner determined by the Company or such Affiliates without any further payment to the Executive whatsoever. As to any Invention that the Executive is required to assign, the Executive shall promptly and fully disclose to the Company all information known to the Executive concerning such Invention. The Executive hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, that the Executive now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

(ii) The Executive agrees that, from time to time, as may be requested by the Company and at the Company’s sole cost and expense, the Executive shall do any and all things that the Company may reasonably deem useful or desirable to establish or document the Company’s exclusive ownership throughout the United States of America or any other country of any and all Proprietary Rights in any such Inventions, including, without limitation, the execution of appropriate copyright and/or patent applications or assignments. To the extent the Executive has any Proprietary Rights in the Inventions that cannot be assigned in the manner described above, the Executive unconditionally and irrevocably waives the enforcement of such Proprietary Rights. This Section 7(c)(ii) is subject to and shall not be deemed to limit, restrict or constitute any waiver by the Company of any Proprietary Rights of ownership to which the Company may be entitled by operation of law by virtue of the Executive’s employment with, or service to, the Company. The Executive further agrees that, from time to time, as may be requested by the Company and at the Company’s sole cost and expense, the Executive shall assist the Company in every proper and lawful way to obtain and from time to time enforce Proprietary Rights relating to Inventions in any and all countries. To this end, the Executive shall execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining, and enforcing such Proprietary Rights and the assignment thereof. In addition, the Executive shall execute, verify, and deliver assignments of such Proprietary Rights to the Company or its designees. The Executive’s obligation to assist the Company with respect to Proprietary Rights relating to such Inventions in any and all countries shall continue beyond the termination of the Executive’s employment with the Company.

(d) As used in this Section 7, the term “Company” shall include Parent, the Company, and any direct or indirect subsidiaries thereof or any successors thereto.

(e) Protected Disclosures.

(i) Nothing in this Agreement will preclude, prohibit or restrict the Executive from (A) communicating with, any federal, state or local administrative or regulatory agency or authority, including the Securities and Exchange Commission (the “SEC”); (B) participating or cooperating in any investigation conducted by any governmental agency or authority; or (C) filing a charge of discrimination with the United States Equal Employment Opportunity Commission or any other federal state or local administrative agency or regulatory authority.

(ii) Nothing in this Agreement, or any other agreement between the parties, prohibits or is intended in any manner to prohibit, the Executive from (A) reporting a possible violation of federal or other applicable law or regulation to any governmental agency or entity, including the Department of Justice, the SEC, the U.S. Congress, and any governmental agency Inspector General, or (B) making other disclosures that are protected under whistleblower provisions of federal law or regulation. This Agreement does not limit the Executive’s right to receive an award (including, without limitation, a monetary reward) for information provided to the SEC. The Executive does not need the prior authorization of anyone at the Company to make any such reports or disclosures, and the Executive is not required to notify the Company that the Executive has made such reports or disclosures.

(iii) Nothing in this Agreement or any other agreement or policy of the Company is intended to interfere with or restrain the immunity provided under 18 U.S.C. §1833(b). The Executive cannot be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (A) (1) in confidence to federal, state or local government officials, directly or indirectly, or to an attorney, and (2) for the purpose of reporting or investigating a suspected violation of law; (B) in a complaint or other document filed in a lawsuit or other proceeding, if filed under seal; or (C) in connection with a lawsuit alleging retaliation for reporting a suspected violation of law, if filed under seal and does not disclose the trade secret, except pursuant to a court order.

(iv) The foregoing provisions regarding protected disclosures are intended to comply with all applicable laws. If any laws are adopted, amended or repealed after the execution of this Agreement, this Section 7(e) shall be deemed to be amended to reflect the same.

8. Injunctive Relief. The Executive recognizes and acknowledges that a breach of any of the covenants contained in Sections 6 and 7 will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that in the event of a breach or threatened breach of any of the covenants contained in Sections 6 and 7, in addition to any other remedy that may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief (without posting a bond). In the event of any breach or violation by the Executive of any of the covenants contained in Section 6 and 7, the time period of such covenant with respect to the Executive shall, to the fullest extent permitted by law, be tolled until such breach or violation is resolved.

9. Indemnification. During the Executive’s employment and service as a director or officer (or both) and at all times thereafter during which the Executive may be subject to liability, the Executive shall be entitled to the protection set forth in the Indemnification Agreement between the Executive and the Company, dated November 3, 2015, in addition to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers against all costs, charges, and expenses incurred or sustained by him in connection with any action, suit, or proceeding to which he may be made a party by reason of his being or having been a director, officer, or employee of the Company or any of its subsidiaries, as well as any rights the Executive may have under the Company’s articles of incorporation and bylaws (in each case, other than any dispute, claim, or controversy arising under or relating to this Agreement or otherwise arising under or relating to the Executive’s employment, equity ownership or compensation). Notwithstanding anything to the contrary herein, the Executive’s rights under this Section 9 shall survive the termination of his employment for any reason and the expiration of this Agreement for any reason.

10. Cooperation. The Executive agrees that, subject to the Executive’s reasonable availability, during and after the Executive’s employment by the Company, and without the necessity of the Company obtaining a subpoena or court order, the Executive shall provide reasonable cooperation in connection with any suit, action or proceeding (or any appeal from any suit, action or proceeding), and any investigation and/or defense of any claims asserted against the Company Releasees (as defined in the Release), which relates to events occurring during the Executive’s employment (including furnishing relevant information and materials to the Company or its designee and/or providing testimony at depositions and at trial); provided that the Company shall reimburse the Executive for reasonable out-of-pocket expenses the Executive incurs that are associated with any such cooperation; provided further that any such cooperation occurring after the termination of the Executive’s employment shall be scheduled to the extent reasonably practicable so as not to unreasonably interfere with the Executive’s business or personal affairs. Notwithstanding anything herein to the contrary, the preceding cooperation covenant shall not apply to any suit, action, proceeding, investigation, defense or claim that arises out of or relates to a dispute between the Executive and any of the Company Releasees.

11. Section 409A of the Code.

(a) General. The parties hereto acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code and the Department of Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder will be taxable currently to the Executive under Section 409A(a)(1)(A) of the Code and related Department of Treasury guidance, the Company and the Executive shall cooperate in good faith to (i) adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that they mutually determine to be necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Agreement, to preserve the economic benefits of this Agreement, and to avoid less-favorable accounting or tax consequences for the Company, and/or (ii) take such other actions as mutually determined to be necessary or appropriate to exempt the amounts payable hereunder from Section 409A of the Code or to comply with the requirements of Section 409A of the Code and thereby avoid the application of penalty taxes thereunder; provided, however, that this Section 11(a) does not create an obligation on the part of the Company to modify this Agreement and does not guarantee that the amounts payable hereunder will not be subject to interest or penalties under Section 409A, and in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest, or penalties that may be imposed on the Executive as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(b) Separation from Service under Section 409A. Notwithstanding any provision to the contrary in this Agreement: (i) no amount shall be payable pursuant to Section 5(a), (b) or (c) unless the termination of the Executive’s employment constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Department of Treasury Regulations; (ii) if the Executive is deemed at the time of his separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent that delayed commencement of any portion of the termination benefits to which the Executive is entitled under this Agreement (after taking into account all exclusions applicable to such termination benefits under Section 409A), including, without limitation, any portion of the additional compensation awarded pursuant to Section 5(a), (b) or (c), is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of the Executive’s termination benefits shall not be provided to the Executive prior to the earlier of (A) the expiration of the six-month period measured from the date of the Executive’s “separation from service” with the Company (as such term is defined in the Department of Treasury Regulations issued under Section 409A) and (B) the date of the Executive’s death; provided, that upon the earlier of such dates, all payments deferred pursuant to this Section 11(b)(ii) shall be paid to the Executive in a lump sum, and any remaining payments due under this Agreement shall be paid as otherwise provided herein; (iii) the determination of whether the Executive is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code as of the time of his separation from service shall be made by the Company in accordance with the terms of Section 409A of the Code and applicable guidance thereunder (including, without limitation, Section 1.409A-1(i) of the Department of Treasury Regulations and any successor provision thereto); (iv) for purposes of Section 409A of the Code, the Executive’s right to receive installment payments pursuant to Section 5 shall be treated as a right to receive a series of separate and distinct payments; (v) if the sixty day period following the Date of Termination ends in the calendar year following the year that includes the Date of Termination, then payment of any amount that is conditioned upon the execution of the Release and is subject to Section 409A shall not be paid until the first day of the calendar year following the year that includes the Date of Termination, regardless of when the Release is signed; and (vi) to the extent that any reimbursement of expenses or in-kind benefits constitutes “deferred compensation” under Section 409A, such reimbursement or benefit shall be provided no later than December 31 of the year following the year in which the expense was incurred. The amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year. The amount of any in-kind benefits provided in one year shall not affect the amount of in-kind benefits provided in any other year.

12. Section 280G of the Code.

(a) If there is a change of ownership or effective control or change in the ownership of a substantial portion of the assets of a corporation (within the meaning of Section 280G of the Code) and any payment or benefit (including payments and benefits pursuant to this Agreement) that the Executive would receive from the Company or otherwise (“Transaction Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986 (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Company shall cause to be determined, before any amounts of the Transaction Payment are paid to the Executive, which of the following two alternative forms of payment would result in the Executive’s receipt, on an after-tax basis, of the greater amount of the Transaction Payment notwithstanding that all or some portion of the Transaction Payment may be subject to the Excise Tax: (1) payment in full of the entire amount of the Transaction Payment (a “Full Payment”), or (2) payment of only a part of the Transaction Payment so that the Executive receives the largest payment possible without the imposition of the Excise Tax (a “Reduced Payment”). For purposes of determining whether to make a Full Payment or a Reduced Payment, the Company shall cause to be taken into account all applicable federal, state and local income and employment taxes and the Excise Tax (all computed at the highest applicable marginal rate, net of the maximum reduction in federal income taxes which could be obtained from a deduction of such state and local taxes). If a Reduced Payment is made, the reduction in payments and/or benefits will occur in the following order: (1) first, reduction of cash payments, in reverse order of scheduled payment date (or if necessary, to zero), (2) then, reduction of non-cash and non-equity benefits provided to the Executive, on a pro rata basis (or if necessary, to zero), and (3) then, cancellation of the acceleration of vesting of equity award compensation in the reverse order of the date of grant of the Executive’s equity awards.

(b) Unless the Executive and the Company otherwise agree in writing, any determination required under this section shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose determination shall be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required by this section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Accountants shall provide detailed supporting calculations to the Company and the Executive as requested by the Company or the Executive. The Executive and the Company shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 12(b).

13. Assignment and Successors. The Company may assign its rights and obligations under this Agreement to any entity, including any successor to all or substantially all the assets of the Company, by merger or otherwise, and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company and its Affiliates. The Executive may not assign his rights or obligations under this Agreement to any individual or entity. This Agreement shall be binding upon and inure to the benefit of the Company and the Executive and their respective successors, assigns, personnel, legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable. In the event of the Executive’s death following a termination of his employment, all unpaid amounts otherwise due to the Executive (including under Section 5) shall be paid to his estate.

14. Governing Law. This Agreement shall be governed, construed, interpreted, and enforced in accordance with the substantive laws of the State of Delaware, without reference to the principles of conflicts of law of Delaware or any other jurisdiction, and where applicable, the laws of the United States.

15. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

16. Notices. Any notice, request, claim, demand, document, and other communication hereunder to any party hereto shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, email or sent by nationally recognized overnight courier, or certified or registered mail, postage prepaid, to the following address (or at any other address as any party hereto shall have specified by notice in writing to the other party hereto):

(a) If to the Company, to it at its current executive offices, Attn: Chairman of the Board,

and a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley &McCloy LLP

28 Liberty Street

New York, New York 10005

Fax: (212) 822-5501

Attention: Manan Shah

Email: mdshah@milbank.com

(b) If to the Executive, at his most recent address on the payroll records of the Company.

17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

18. Entire Agreement. The terms of this Agreement (together with the Indemnification Agreement between Parent and the Executive, any pre-invention assignment agreements with the Company and any other agreements and instruments contemplated hereby or referred to herein) are intended by the parties hereto to be the final expression of their agreement with respect to the employment of the Executive by the Company and its Affiliates and to supersede any and all prior employment agreements, offer letters, severance agreements and similar agreements, plans, provisions, understandings or arrangements, whether written or oral (including, without limitation, the offer letter, dated September 27, 2014, by and between the Executive and the Company, and the Prior Agreement), and all such prior agreements, plans, provisions, understandings or arrangements shall be null and void in their entirety and of no further force or effect as of the Effective Date. The parties hereto further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.

19. Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing signed by the Executive and a duly authorized officer of the Company that expressly identifies the amended provision of this Agreement. By an instrument in writing similarly executed and similarly identifying the waived compliance, the Executive or a duly authorized officer of the Company may waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure to comply or perform. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

20. No Inconsistent Actions. The parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

21. Construction. This Agreement shall be deemed drafted equally by both of the parties hereto. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, sections, or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary: (a) the plural includes the singular, and the singular includes the plural; (b) “and” and “or” are each used both conjunctively and disjunctively; (c) “any,” “all,” “each,” or “every” means “any and all,” and “each and every”; (d) “includes” and “including” are each “without limitation”; and (e) “herein,” “hereof,” “hereunder,” and other similar compounds of the word “here” refer to the entire Agreement and not to any particular paragraph, subparagraph, section, or subsection.

22. Dispute Resolution. The parties agree that any suit, action or proceeding brought by or against such party in connection with this Agreement shall be brought exclusively in the United States District Court for the District of Delaware to the extent that federal jurisdiction exists, and in the Delaware Chancery Court to the extent that federal jurisdiction does not exist. Each party expressly and irrevocably consents and submits to the jurisdiction and venue of each such court in connection with any such legal proceeding, including to enforce any settlement, order or award, and such party agrees to accept service of process by the other party or any of its agents in connection with any such proceeding. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS RIGHTS OR OBLIGATIONS HEREUNDER.

23. Enforcement. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

24. Withholding. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local, and foreign withholding and other taxes and charges that the Company is required to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise.

25. Clawback. To the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of any securities exchange or inter-dealer quotation service on which equity of the Company or Parent is listed or quoted, or if so required pursuant to a written policy adopted by the Company or Parent, payments under this Agreement or in respect of Company or Parent equity incentive awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement and all agreements governing the terms of Company or Parent incentive equity compensation).

26. Other Benefit Plans. No payment under this Agreement shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as expressly required otherwise by law or the terms of such plan.

27. Employee Representations. The Executive represents, warrants and covenants that (i) that he has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on his own judgment, (ii) Executive has the full right, authority and capacity to enter into this Agreement and perform Executive’s obligations hereunder, (iii) Executive is not bound by any agreement that conflicts with or prevents or restricts the full performance of Executive’s duties and obligations to the Company hereunder during or after the Term, (iv) the execution and delivery of this Agreement shall not result in any breach or violation of, or a default under, any existing obligation, commitment or agreement to which Executive is subject, and (v) the Executive shall keep all terms of this Agreement confidential, except with respect to disclosure to the Executive’s spouse, accountants or attorneys, each of whom shall agree to keep all terms of this Agreement confidential.

28. Equity Ownership. The Executive will be subject to such stock ownership guidelines and holding requirements as may be implemented by the Board from time to time.

[signature page follows]

The parties have executed this Agreement as of the date first written above.

MAGNACHIP SEMICONDUCTOR, LTD.

By:	/s/ Young-Joon Kim
Name: Young-Joon Kim
Title: Representative Director

MAGNACHIP SEMICONDUCTOR CORPORATION

By:	/s/ Young-Joon Kim
Name: Young-Joon Kim
Title: Chief Executive Officer

EXECUTIVE

/s/ Theodore Kim
Theodore Kim

EXHIBIT A

EXPATRIATE BENEFITS

Benefit	Description

Housing Support	The Executive will receive housing support/reimbursement from the Company while the Executive remains in (i) the same housing as he maintains as of the Effective Date or (ii) other housing, provided that the total amount of housing support/reimbursement for such other housing (taking into account rent, deposit and other similar expenses arising out of the lease) shall not exceed the total amount of housing support/reimbursement applicable to the housing he maintains as of the Effective Date. The Board shall have sole discretion to increase (or not increase) the cost limitation set forth in the immediately preceding sentence.

Housing Expenses	The Executive will receive support/reimbursement from the Company for reasonable housing expenses, including management fees and utilities.

Tuition for Children	Gross tuition, including bus fees, as applicable from time to time.

Tax EQ	Federal and, if applicable, state.

Insurance	Life insurance coverage ($2 million) for Executive. Health insurance coverage for Executive and family.

Transportation	Vehicle (commensurate with title) and driver.

Home Leave Expense	Round-trip business class airfare for (i) Executive to visit his family in the U.S. once a year and (ii) his family to visit him in Korea once a year. For the avoidance of doubt, in Executive’s case and as used in this section, the term “family” includes his parents and his son.

Repatriation Expense	Actual cost of relocation (including disassembly, packing, shipping, unpacking and assembly of household goods) up to $50,000. One-way business class airfare for Executive and family.

Repatriation Allowance	One-time lump sum allowance in the amount of one months’ base salary.

Exception	If termination is for Cause, then Repatriation Expense and Repatriation Allowance will not apply.

EXHIBIT B-1

AOP PSU NOTICE OF GRANT AND AWARD AGREEMENT

MAGNACHIP SEMICONDUCTOR CORPORATION

NOTICE OF GRANT OF AOP RESTRICTED STOCK UNITS

The Participant has been granted an award (the “Award”) of certain Restricted Stock Units (the “Units”) of MagnaChip Semiconductor Corporation pursuant to the MagnaChip Semiconductor Corporation 2011 Equity Incentive Plan (the “Plan”) and the MagnaChip Semiconductor Corporation Restricted Stock Units Agreement (AOP Performance) (the “Restricted Stock Units Agreement”) as follows:

Participant:	Theodore Kim

Date of Grant:	[ ], 2018 (the “Grant Date”)

Total Number of Restricted Stock Units:

At maximum achievement, 9,320 Restricted Stock Units (the “Maximum Award”), subject to adjustment as provided by the Restricted Stock Units Agreement. The Participant’s overall target-level award hereunder is equal to 8,000 Restricted Stock Units (the “Target Award”).

Initial Vesting Date and Vesting Conditions:

The Participant’s right to receive all or any portion of the Units granted hereunder is contingent upon the Company’s achievement of the performance goals (the “Performance Goals”) specified in the performance matrix attached as Exhibit A to this Grant Notice (the “Performance Matrix”), measured over the “Performance Period” indicated in the Performance Matrix.

Within 60 days following the end of the Performance Period, the Committee shall certify whether and to what extent the Units have been earned for each Performance Goal for the Performance Period (the actual date of such Committee certification, the “Certification Date”). The Committee’s determination of the foregoing shall be final and binding on the Participant absent a showing of manifest error or that the Committee acted in bad faith. Upon such determinations by the Committee, the applicable portion of the Units determined by the Cumulative Payout Percentage (as defined in the Performance Matrix) as a fraction of the Target Award shall vest and become non-forfeitable (subject to the Participant’s continuous Service from the Grant Date through the end of the Performance Period except as provided by Section 2.2(b) or (c) of the Restricted Stock Units Agreement) (each such Unit, a “Vested Unit”). On the Certification Date, any Units which do not vest in accordance with the immediately preceding sentence shall immediately be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount with respect thereto. Notwithstanding any other provision of this Grant Notice or the Restricted Stock Units Agreement, but subject to Section 2.2 of the Restricted Stock Units Agreement, no portion of the Units shall vest until the Committee has made the foregoing determinations.

Local Law:	The laws, rules and regulations of South Korea and the United States, of which the Participant is a resident or taxpayer.

By their signatures below, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Plan and the Restricted Stock Units Agreement, each of which are attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan and the Restricted Stock Units Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the Award subject to all of their terms and conditions.

MAGNACHIP SEMICONDUCTOR CORPORATION	PARTICIPANT

By:
Its:	Signature
Date
Address:	Address

ATTACHMENTS: 2011 Equity Incentive Plan, as amended to the Date of Grant, and Restricted Stock Units Agreement

EXHIBIT A

Performance Matrix

“Adjusted EBITDA” means the Company’s GAAP net income (loss) before interest expense, net, income tax expenses (benefits), depreciation and amortization, adjusted to exclude (i) restructuring, impairment and other (gain), (ii) equity-based compensation expense, (iii) foreign currency loss (gain), net, (iv) derivative valuation loss (gain), net, and (v) restatement related expense. Specific determination of Adjusted EBITDA shall be based solely upon the judgment of the Committee.

“Gross Margin” means the aggregate consolidated gross profit for the Performance Period as a percentage of the Revenue for the Performance Period.

“Revenue” means the dollar amount net product revenue recognized by the Company on a consolidated basis for the Performance Period.

The “Performance Period” shall be January 1, 2018 through December 31, 2018.

The “Performance Goals” shall be Adjusted EBITDA (weighted 1/3), Revenue (weighted 1/3) and Gross Margin (weighted 1/3), each as measured on a cumulative basis over the Performance Period.

Each “Payout Percentage” shall be determined as follows:

Achievement	Gross Margin	Payout Percentage (as a fraction of Target Award)

Threshold

Target

Maximum		*

Achievement	Adjusted EBITDA	Payout Percentage (as a fraction of Target Award)

Threshold

Target

Maximum		*

Achievement	Revenue	Payout Percentage (as a fraction of Target Award)
Threshold

Target

Maximum		*

*	Indicates the Payout Percentage determined by dividing the Maximum Award by the Target Award.

Straight-line interpolation shall be used to determine the Payout Percentage for any level of achievement between threshold performance and the target performance and between target achievement and maximum achievement, based upon the Payout Percentages set forth above.

To determine the total number of Restricted Stock Units that become Vested Units in respect of the Performance Period, the Committee shall add the Payout Percentage achieved for each Performance Goal, and divide such amount by 3 (the resulting percentage, the “Cumulative Payout Percentage”), and then multiply the Cumulative Payout Percentage (expressed as a fraction) by the Target Award; provided, that in the event that “threshold” level is not achieved for a Performance Goal, then the Payout Percentage for such Performance Goal for purposes of the foregoing calculation shall be 0%. For the avoidance of doubt, no Restricted Stock Units shall vest in respect of a Performance Goal unless the “threshold” level of achievement shown above for such Performance Goal has been achieved.

MAGNACHIP SEMICONDUCTOR CORPORATION

RESTRICTED STOCK UNITS AGREEMENT

(AOP PERFORMANCE)

MagnaChip Semiconductor Corporation (the “Company”) has granted to the Participant named in the Notice of Grant of AOP Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement (this “Agreement”) is attached an Award consisting of Restricted Stock Units subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Participant shall be entitled to Dividend Equivalent Rights with respect to the Award.

The Award has been granted pursuant to and shall in all respects be subject to the terms conditions of the MagnaChip Semiconductor Corporation 2011 Equity Incentive Plan (the “Plan”), as amended from time to time, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

(a) “Dividend Equivalent Units” mean additional Restricted Stock Units credited pursuant to Section 4.3.

(b) “Units” mean the Restricted Stock Units originally granted pursuant to the Award and the Dividend Equivalent Units credited pursuant to the Award, as both shall be adjusted from time to time pursuant to Section 10.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. CERTAIN CONDITIONS OF THE AWARD.

2.1 Compliance with Local Law. The Participant agrees that the Participant will not acquire shares pursuant to the Award, or transfer, assign, sell or otherwise deal in such shares except in compliance with Local Law.

2.2 Employment Conditions. By accepting the Award, the Participant acknowledges and agrees that:

(a) Any notice period mandated under Local Law shall not be treated as Service for the purpose of determining the vesting of the Award; and the Participant’s right to receive shares in settlement of the Award after termination of Service, if any, will be measured by the date of termination of the Participant’s active Service and will not be extended by any notice period mandated under Local Law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(b) Notwithstanding anything to the contrary in the Grant Notice, if the Participant is terminated without Cause or resigns for Good Reason, in each case not in connection with a CIC Qualified Termination (each as defined in the Participant’s employment agreement with the Company dated October 22, 2018) prior to the settlement of the Award, the Participant will remain eligible to vest (determined in accordance with the terms set forth in the Grant Notice) in a pro rata portion of the Restricted Stock Units on the Certification Date, determined by multiplying the total number of Restricted Stock Units remaining outstanding and unvested immediately prior to such termination by a fraction, the numerator of which is the number of full months that the Participant provided continuous Service during the Performance Period, and the denominator of which is the number of full months in the full Performance Period. All Restricted Stock Units in excess of the pro rata portion thereof that remains outstanding in accordance with the immediately preceding sentence shall immediately be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount with respect thereto. If a Change in Control occurs upon or following such termination and prior to the end of the Performance Period, then the Restricted Stock Units remaining outstanding and unvested immediately prior to the Change in Control (after application of the foregoing provisions of this Section 2.2(b)) shall vest and become non-forfeitable at the target level of achievement (determined in accordance with the Grant Notice) immediately upon the occurrence of the Change in Control.

(c) If the Participant incurs a CIC Qualified Termination, all outstanding and unvested Units (after application of the provisions of Section 9) will fully vest on the date of such termination.

(d) The vesting of the Award shall cease upon, and no Units shall vest following, the Participant’s termination of Service for any reason other than as set forth in Section 2.2 (b) or (c). Further, all unvested Units will be forfeited and cancelled and the Participant will not be entitled to any compensation or other amount with respect thereto.

(e) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(f) The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past.

(g) All decisions with respect to future Award grants, if any, will be at the sole discretion of the Company.

(h) The Participant’s participation in the Plan shall not create a right to further Service with any Participating Company and shall not interfere with the ability of any Participating Company to terminate the Participant’s Service at any time, with or without cause, insofar as permitted under Local Law.

(i) The Participant is voluntarily participating in the Plan.

(j) The Award and resulting shares, if any, are an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to any Participating Company, and which is outside the scope of the Participant’s employment contract, if any.

(k) The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(l) In the event that the Participant is not an employee of the Company, the Award grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Award grant will not be interpreted to form an employment contract with any other Participating Company.

(m) The future value of the underlying shares is unknown and cannot be predicted with certainty. If the Participant obtains shares upon settlement of the Award, the value of those shares may increase or decrease.

(n) In consideration of the grant of an Award, no claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award or shares acquired upon settlement of the Award resulting from termination of the Participant’s Service (for any reason whether or not in breach of Local Law) and the Participant irrevocably releases the Company and each other Participating Company from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.

2.3 Data Privacy Consent.

(a) THE PARTICIPANT HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENTS TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF THE PARTICIPANT’S PERSONAL DATA AS DESCRIBED IN THIS DOCUMENT BY AND AMONG THE MEMBERS OF THE PARTICIPATING COMPANY GROUP FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE PARTICIPANT’S PARTICIPATION IN THE PLAN.

(b) THE PARTICIPANT UNDERSTANDS THAT THE PARTICIPATING COMPANY GROUP HOLDS CERTAIN PERSONAL INFORMATION ABOUT THE PARTICIPANT, INCLUDING, BUT NOT LIMITED TO, THE PARTICIPANT’S NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL INSURANCE NUMBER OR OTHER IDENTIFICATION NUMBER, SALARY, NATIONALITY, JOB TITLE, ANY SHARES OR DIRECTORSHIPS HELD IN THE COMPANY, DETAILS OF ALL AWARDS OR ANY OTHER ENTITLEMENT TO SHARES AWARDED, CANCELED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN THE PARTICIPANT’S FAVOR, FOR THE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE PLAN (“DATA”). THE PARTICIPANT UNDERSTANDS THAT DATA MAY BE TRANSFERRED TO ANY THIRD PARTIES ASSISTING IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE PLAN, THAT THESE RECIPIENTS MAY BE LOCATED IN THE PARTICIPANT’S COUNTRY OR ELSEWHERE, WHICH MAY INCLUDE AREAS OUTSIDE THE EUROPEAN ECONOMIC AREA AND THAT THE RECIPIENT’S COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN THE PARTICIPANT’S COUNTRY. THE PARTICIPANT UNDERSTANDS THAT HE OR SHE MAY REQUEST A LIST WITH THE NAMES AND ADDRESSES OF ANY POTENTIAL RECIPIENTS OF THE DATA BY CONTACTING THE PARTICIPANT’S LOCAL HUMAN RESOURCES REPRESENTATIVE. THE PARTICIPANT AUTHORIZES THE RECIPIENTS TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE DATA, IN ELECTRONIC OR OTHER FORM, FOR THE PURPOSES OF IMPLEMENTING, ADMINISTERING AND MANAGING THE PARTICIPANT’S PARTICIPATION IN THE PLAN, INCLUDING ANY REQUISITE TRANSFER OF SUCH DATA AS MAY BE REQUIRED TO A BROKER OR OTHER THIRD PARTY WITH WHOM THE PARTICIPANT MAY ELECT TO DEPOSIT ANY SHARES ACQUIRED UPON SETTLEMENT OF THE AWARD. THE PARTICIPANT UNDERSTANDS THAT DATA WILL BE HELD ONLY AS LONG AS IS NECESSARY TO IMPLEMENT, ADMINISTER AND MANAGE THE PARTICIPANT’S PARTICIPATION IN THE PLAN. THE PARTICIPANT UNDERSTANDS THAT HE OR SHE MAY, AT ANY TIME, VIEW DATA, REQUEST ADDITIONAL INFORMATION ABOUT THE STORAGE AND PROCESSING OF DATA, REQUIRE ANY NECESSARY AMENDMENTS TO DATA OR REFUSE OR WITHDRAW THE CONSENTS HEREIN, IN ANY CASE WITHOUT COST, BY CONTACTING IN WRITING THE PARTICIPANT’S LOCAL HUMAN RESOURCES REPRESENTATIVE. THE PARTICIPANT UNDERSTANDS, HOWEVER, THAT REFUSING OR WITHDRAWING THE PARTICIPANT’S CONSENT MAY AFFECT THE PARTICIPANT’S ABILITY TO PARTICIPATE IN THE PLAN. FOR MORE INFORMATION ON THE CONSEQUENCES OF THE PARTICIPANT’S REFUSAL TO CONSENT OR WITHDRAWAL OF CONSENT, THE PARTICIPANT UNDERSTANDS THAT HE OR SHE MAY CONTACT THE PARTICIPANT’S LOCAL HUMAN RESOURCES REPRESENTATIVE.

3. ADMINISTRATION.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has actual authority with respect to such matter, right, obligation, or election.

4. THE AWARD.

4.1 Grant of Units. The Company hereby grants to the Participant, subject to the provisions of this Agreement, the Total Number of Restricted Stock Units set forth in the Grant Notice, subject to adjustment as provided in Section 4.3 and Section 10. Subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of Stock.

4.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.

4.3 Dividend Equivalent Units. On the date that the Company pays a cash dividend to holders of Stock generally, the Participant shall be credited with a number of additional whole Dividend Equivalent Units determined by dividing (a) the product of (i) the dollar amount of the cash dividend paid per share of Stock on such date and (ii) the total number of Restricted Stock Units and Dividend Equivalent Units previously credited to the Participant pursuant to the Award and which have not been settled or forfeited pursuant to the Company Reacquisition Right (as defined below) as of such date, by (b) the Fair Market Value per share of Stock on such date. Any resulting fractional Dividend Equivalent Unit shall be rounded to the nearest whole number. Such additional Dividend Equivalent Units shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the Restricted Stock Units originally subject to the Award with respect to which they have been credited.

5. VESTING OF UNITS.

Units acquired pursuant to this Agreement shall become Vested Units as provided in the Grant Notice. Dividend Equivalent Units shall become Vested Units at the same time as the Restricted Stock Units originally subject to the Award with respect to which they have been credited.

6. COMPANY REACQUISITION RIGHT.

6.1 Grant of Company Reacquisition Right. In the event that the Participant’s Service with a Participating Company is terminated by the Participating Company for Cause, insofar as permitted under Local Law the Participant shall forfeit and the Company shall automatically reacquire all Units (whether vested or unvested), and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

7. SETTLEMENT OF THE AWARD.

7.1 Issuance of Shares of Stock. Subject to the provisions of Section 7.3 below, as soon as reasonably practicable following the date upon which Units vest (such date, the “Settlement Date”) (but in no event later than March 15th of the calendar year following the calendar year in which such vesting occurs), the Company shall issue to the Participant with respect to each such Vested Unit one (1) share of Stock. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 7.3, Section 7 or the Company’s Trading Compliance Policy or any stock ownership guidelines or holding period guidelines established by the Board from time to time.

7.2 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

7.3 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of United States federal, state law and Local Law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable United States federal, state, or Local Law, or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, or the impracticality of doing so, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

7.4 Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.

8. TAX WITHHOLDING.

Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company and or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of Units, including the grant and vesting of Units, subsequent delivery of shares and/or cash related to such Units or the subsequent sale of any shares acquired pursuant to such Units and receipt of any dividend equivalent payments (if any) and (ii) do not commit to structure the terms or any aspect of this grant of Units to reduce or eliminate the Participant’s liability for Tax-Related Items. The Participant shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan or the Participant’s receipt of Units that cannot be satisfied by the means described below. Further, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Company may refuse to deliver the shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

Prior to the taxable or tax withholding event, as applicable, the Participant shall pay, or make adequate arrangements satisfactory to the Company or to the Employer (in their sole discretion) to satisfy all Tax-Related Items; provided that the arrangement in clause (1) of the following sentence shall be deemed to be satisfactory to the extent that it alone, or combined with any other arrangement satisfactory to the Board, satisfies the Participant’s obligations in connection with the Tax-Related Items. In this regard, the Participant authorizes the Company or Employer to withhold all applicable Tax-Related Items legally payable by the Participant by (1) withholding a number of Shares otherwise deliverable equal to the Retained Share Amount (as defined below), (2) withholding from the Participant’s wages or other cash compensation paid by the Company and/or Employer; and/or (3) withholding from proceeds of the sale of shares acquired upon settlement of the Units, either through a voluntary sale or through a sale arranged by the Company (on the Participant’s behalf pursuant to this authorization), to the extent permitted by the Administrator. The “Retained Share Amount” shall mean a number of shares equal to the quotient of the statutory tax withholding obligation of the Company triggered by the Units on the relevant date, divided by the Fair Market Value of one share on the relevant date or as otherwise provided in the Plan. If the obligation for Tax-Related Items is satisfied by withholding a number of shares as described herein, the Participant understands that he or she will be deemed to have been issued the full number of shares subject to the settled Units, notwithstanding that a number of shares are held back solely for the purpose of paying the Tax-Related Items due as a result of the settlement of the Units.

The Participant acknowledges and understands that the Participant should consult a tax adviser regarding the Participant’s tax obligations prior to such settlement or disposition.

9. EFFECT OF CHANGE IN CONTROL.

9.1 Change in Control. Upon the occurrence of a Change in Control during the Performance Period where a Replacement Award (as defined below) is provided to the Participant at the time of the Change in Control in lieu of the Units, the Units that remain outstanding and unvested as of immediately prior to the Change in Control shall remain outstanding and unvested, but the performance conditions with respect thereto shall be deemed satisfied at the target level of achievement. Upon the occurrence of a Change in Control where a

Replacement Award is not provided to the Participant in lieu of the Units, the Units shall immediately vest at the target level of achievement. In either case, all Units in excess of the Target Award shall immediately be forfeited and cancelled, unless otherwise determined by the Committee, and Participant shall not be entitled to any compensation or other amount with respect thereto.

9.2 Replacement Award. A “Replacement Award” is an Award that (i) is the same (i.e., the Award continues) or is of the same type as the Award that is replaced or adjusted by a Replacement Award (the “Replaced Award”) (i.e., restricted stock units); (ii) has a value at least equal to the value of the Replaced Award at the time of the Change in Control; (iii) is subject to the same vesting schedule as the Replaced Award; (iv) relates to equity securities of the Company or its successor upon the Change in Control, or a parent entity of the Company or its successor upon the Change in Control, which securities are subject to an effective registration statement under the Securities Act; (v) if the Participant is subject to U.S. federal income tax under the Code, the tax consequences to the Participant under the Code of the Replacement Award are not less favorable to the Participant than the tax consequences of the Replaced Award; and (vi) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including, but not limited to, the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the requirements for a Replacement Award are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its good faith discretion (taking into account the requirements of Treasury Regulation 1.409A-3(i)(5)(iv)(B) and compliance of the Replaced Award or Replacement Award with Section 409A).

10. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy, which shall be treated in accordance with Section 4.3) to which the Participant is entitled by reason of ownership of Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Units originally acquired hereunder. Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

11. RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 4.3 and Section 10. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term unless otherwise required under applicable law. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

12. LEGENDS.

The Company may at any time place legends referencing any applicable United States federal, state or non-U.S. securities law, including Local Law, restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

13. MISCELLANEOUS PROVISIONS.

13.1 Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 9 in connection with a Change in Control, no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

13.2 Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

13.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

13.4 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

13.5 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or non-U.S. postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 13.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 13.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.5(a) or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.5(a).

13.6 Integrated Agreement. The Grant Notice (including its exhibits), this Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

13.7 Country-Specific Terms and Conditions. Notwithstanding any other provision of this Agreement to the contrary, the Award shall be subject to the specific terms and conditions, if any, set forth in the Appendix to this Agreement which are applicable to the Participant’s country of residence, the provisions of which are incorporated in and constitute part of this Agreement. Moreover, if the Participant relocates to one of the countries included in the Appendix, the specific terms and conditions applicable to such country will apply to the Award to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan or this Agreement.

13.8 Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties as evidenced by this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of the County of Santa Clara, California, or the federal courts of the United States for the Northern District of California, and no other courts, where this Agreement is made and/or performed.

13.9 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.10 Clawback. The Award will be subject to recoupment in accordance with any clawback or recoupment policy of the Company, including, without limitation, any clawback or recoupment policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

APPENDIX

ADDITIONAL TERMS AND CONDITIONS OF

MAGNACHIP SEMICONDUCTOR CORPORATION

RESTRICTED STOCK UNITS AGREEMENT

TERMS AND CONDITIONS

This Appendix, which is part of the Agreement, includes additional terms and conditions of the Agreement that will apply to the Participant if the Participant is resident in the countries listed below. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

NOTIFICATIONS

This Appendix also includes information regarding exchange control and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2016. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of the Participant’s participation in the Plan because such information may be out-of-date when the Participant’s Units vest and/or the Participant sells any shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation. As a result, the Company is not in a position to assure the Participant of any particular result. The Participant is therefore advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

Finally, if the Participant is a citizen or resident of a country other than that in which the Participant is currently working, the information contained herein may not apply to the Participant.

COUNTRY-SPECIFIC LANGUAGE

Below please find country specific language that applies to Korea.

SOUTH KOREA

Terms and Conditions

There are no country-specific provisions.

Notifications

Exchange Control Information. If the Participant receives in excess of US$500,000 from the sale of shares, Korean exchange control laws require the Participant to repatriate the proceeds to South Korea within 36 months of sale.

UNITED STATES

Terms and Conditions for Participants subject to Tax in the United States

1. The following paragraph is inserted as a new Section 13.10:

“Section 409A of the U.S. Internal Revenue Code. To the extent applicable, it is intended that this Agreement comply with the provisions of Code Section 409A, so that the income inclusion provisions of Code Section 409A(a)(1) do not apply. This Agreement shall be administered in a manner consistent with this intent. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall any Participating Company or any of their respective Subsidiary Corporations or Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A or otherwise. For purposes of this Agreement, “Code Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.”

Notifications

None.

EXHIBIT B-2

TSR PSU NOTICE OF GRANT AND AWARD AGREEMENT

MAGNACHIP SEMICONDUCTOR CORPORATION

NOTICE OF GRANT OF TSR RESTRICTED STOCK UNITS

The Participant has been granted an award (the “Award”) of certain Restricted Stock Units (the “Units”) of MagnaChip Semiconductor Corporation pursuant to the MagnaChip Semiconductor Corporation 2011 Equity Incentive Plan (the “Plan”) and the MagnaChip Semiconductor Corporation Restricted Stock Units Agreement (TSR) (the “Restricted Stock Units Agreement”), as follows:

Participant:	Theodore Kim

Date of Grant:	[ ], 2018 (the “Grant Date”)

Total Number of Restricted Stock Units:	At supermaximum achievement, 12,000, subject to adjustment as provided by the Restricted Stock Units Agreement. The Participant’s overall target-level award hereunder is equal to 6,000 Restricted Stock Units (the “Target Award”).

Initial Vesting Date and Vesting Conditions:	The Participant’s right to receive all or any portion of the Units granted hereunder is contingent upon the Company’s achievement of the performance goal (the “Performance Goal”) specified in the performance matrix attached as Exhibit A to this Grant Notice (the “Performance Matrix”), measured over the “Performance Period” indicated in the Performance Matrix.

Within 60 days following the end of the Performance Period, the Committee shall certify whether and to what extent the Units have been earned for the Performance Period (the actual date of such Committee certification, the “Certification Date”). The Committee’s determination of the foregoing shall be final and binding on the Participant absent a showing of manifest error or that the Committee acted in bad faith. Upon such determinations by the Committee, the applicable portion of the Units determined by the Payout Percentage (as defined in the Performance Matrix) as a fraction of the Target Award shall vest and become non-forfeitable (subject to the Participant’s continuous Service from the Grant Date through the end of the Performance Period except as provided by Section 2.2(b) or (c) of the Restricted Stock Units Agreement) (each such Unit, a “Vested Unit”). On the Certification Date, any Units which do not vest in accordance with the immediately preceding sentence shall immediately be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount with respect thereto. Notwithstanding any other provision of this Grant Notice or the Restricted Stock Units Agreement, but subject to Section 2.2 of the Restricted Stock Units Agreement, no portion of the Units shall vest until the Committee has made the foregoing determinations.

Local Law:	The laws, rules and regulations of South Korea and the United States, of which the Participant is a resident or taxpayer.

By their signatures below, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Plan and the Restricted Stock Units Agreement, each of which are attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan and the Restricted Stock Units Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the Award subject to all of their terms and conditions.

MAGNACHIP SEMICONDUCTOR CORPORATION	PARTICIPANT
By:
Signature

Its:
Date
Address:	Address

ATTACHMENTS: 2011 Equity Incentive Plan, as amended to the Date of Grant, and Restricted Stock Units Agreement

EXHIBIT A

Performance Matrix

The “Performance Period” shall be January 1, 2018 through December 31, 2020.

The “Performance Goal” shall be the three-year total shareholder return (“TSR”) of the Company relative to the other entities in the S&P Semiconductor Index (the “TSR Index”). Achievement of the Performance Goal shall be determined by the percentile rank of the Company’s TSR relative to the TSR of each other entity in the TSR Index.

Determination of TSR: TSR for the Company and each other entity in the TSR Index shall be determined in accordance with the following formula. TSR shall be equal to the quotient of (a) divided by (b), expressed as a percentage, where:

(a) is equal to the sum of (i) and (ii), where (i) is the difference determined by the Ending Price minus the Starting Price (each as defined below); and (ii) is the sum of all dividends paid on one share of common stock during the Performance Period, provided that all dividends are treated as reinvested at the time paid; and

(b) is equal to the Starting Price.

For purposes of determining TSR:

(i) “Starting Price” means the volume-weighted average price of one share of common stock on the applicable stock exchange during the 30 days immediately preceding the first day of the Performance Period.

(ii) “Ending Price” means the volume-weighted average price of one share of common stock on the applicable stock exchange during the 30 days immediately preceding the last day of the Performance Period.

The Company’s “Percentile” shall be equal to the absolute value of the difference obtained by (I) the quotient of (A) the Rank (as defined below), divided by (B) the total number of entities in the TSR Index (including the Company, but after removal of any entities in accordance with calculation of the Rank), expressed as a percentage, minus (II) 100%.

The Company’s “Rank” shall be determined by the Company’s position within the ranking of each entity in the TSR Index (including the Company) in descending order based on their respective TSRs (with the highest TSR having a Rank of one). For purposes of developing the ordering provided in the immediately-preceding sentence, (A) any entity that filed for bankruptcy protection under the United States Bankruptcy Code during the Performance Period shall be assigned the lowest order of any entity in the TSR Index, and (B) any entity that is acquired during the Performance Period, or otherwise no longer listed on a national securities exchange at the end of the Performance Period (other than the Company), shall be removed from the TSR Index and shall be excluded for purposes of ordering the entities in the TSR Index (and for purposes of calculating the Company’s Percentile).

The “Payout Percentage” shall be determined as follows, subject to the exceptions below:

•

Threshold Performance: If the Company’s Percentile equals 35% (the “Threshold Percentile”), the Payout Percentage shall be 50%. The Payout Percentage shall equal zero if the Company Percentile is less than 35%.

•	Target Performance: If the Company’s Percentile equals 60% (the “Target Percentile”), the Payout Percentage shall be 100%.

•	Maximum Performance: If the Company’s Percentile equals 75% (the “Maximum Percentile”), the Payout Percentage shall be 150%.

•	Supermaximum Performance: If the Company’s Percentile equals the Percentile achieved by a Rank of one in the TSR Index, the Payout Percentage shall be 200%.

•

Straight-line interpolation shall be used to determine the Payout Percentage for any Company Percentile between the Threshold Percentile and the Target Percentile and between the Target Percentile and the Maximum Percentile, based upon the Payout Percentages set forth above.

The following exception exists with respect to the Payout Percentage determination set forth above: If the Company’s absolute TSR (irrespective of its Rank or Percentile) is less than 0%, then the Payout Percentage shall be 0%.

MAGNACHIP SEMICONDUCTOR CORPORATION

RESTRICTED STOCK UNITS AGREEMENT

(TSR PERFORMANCE)

MagnaChip Semiconductor Corporation (the “Company”) has granted to the Participant named in the Notice of Grant of TSR Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement (this “Agreement”) is attached an Award consisting of Restricted Stock Units subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Participant shall be entitled to Dividend Equivalent Rights with respect to the Award.

The Award has been granted pursuant to and shall in all respects be subject to the terms conditions of the MagnaChip Semiconductor Corporation 2011 Equity Incentive Plan (the “Plan”), as amended from time to time, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

(a) “Dividend Equivalent Units” mean additional Restricted Stock Units credited pursuant to Section 4.3.

(b) “Units” mean the Restricted Stock Units originally granted pursuant to the Award and the Dividend Equivalent Units credited pursuant to the Award, as both shall be adjusted from time to time pursuant to Section 10.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. CERTAIN CONDITIONS OF THE AWARD.

2.1 Compliance with Local Law. The Participant agrees that the Participant will not acquire shares pursuant to the Award, or transfer, assign, sell or otherwise deal in such shares except in compliance with Local Law.

2.2 Employment Conditions. By accepting the Award, the Participant acknowledges and agrees that:

(a) Any notice period mandated under Local Law shall not be treated as Service for the purpose of determining the vesting of the Award; and the Participant’s right to receive shares in settlement of the Award after termination of Service, if any, will be measured by the date of termination of the Participant’s active Service and will not be extended by any notice period mandated under Local Law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(b) Notwithstanding anything to the contrary in the Grant Notice, if the Participant is terminated without Cause or resigns for Good Reason, in each case not in connection with a CIC Qualified Termination (each as defined in the Participant’s employment agreement with the Company dated October 22, 2018) prior to the settlement of the Award, the Participant will remain eligible to vest (determined in accordance with the terms set forth in the Grant Notice) in a pro rata portion of the Restricted Stock Units on the Certification Date, determined by multiplying the total number of Restricted Stock Units remaining outstanding and unvested immediately prior to such termination by a fraction, the numerator of which is the number of full months that the Participant provided continuous Service during the Performance Period, and the denominator of which is the number of full months in the full Performance Period. All Restricted Stock Units in excess of the pro rata portion thereof that remains outstanding in accordance with the immediately preceding sentence shall immediately be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount with respect thereto. If a Change in Control occurs upon or following such termination and prior to the end of the Performance Period, then the portion of the Restricted Stock Units remaining outstanding and unvested immediately prior to the Change in Control (after application of the foregoing provisions of this Section 2.2(b)) that are eligible to vest and become non-forfeitable (“CIC Post-Termination Units”) will be determined as of the date of the Change in Control in accordance with Exhibit A to the Grant Notice and the date of the Change in Control will serve as the last day of the Performance Period for purposes of such determination. The CIC Post-Termination Units, if any, will vest immediately upon the occurrence of the Change in Control.

(c) If the Participant incurs a CIC Qualified Termination, all outstanding and unvested Units (after application of the provisions of Section 9) will fully vest on the date of such termination.

(d) The vesting of the Award shall cease upon, and no Units shall vest following, the Participant’s termination of Service for any reason other than as set forth in Section 2.2 (b) or (c). Further, all unvested Units will be forfeited and cancelled and the Participant will not be entitled to any compensation or other amount with respect thereto.

(e) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(f) The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past.

(g) All decisions with respect to future Award grants, if any, will be at the sole discretion of the Company.

(h) The Participant’s participation in the Plan shall not create a right to further Service with any Participating Company and shall not interfere with the ability of any Participating Company to terminate the Participant’s Service at any time, with or without cause, insofar as permitted under Local Law.

(i) The Participant is voluntarily participating in the Plan.

(j) The Award and resulting shares, if any, are an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to any Participating Company, and which is outside the scope of the Participant’s employment contract, if any.

(k) The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(l) In the event that the Participant is not an employee of the Company, the Award grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Award grant will not be interpreted to form an employment contract with any other Participating Company.

(m) The future value of the underlying shares is unknown and cannot be predicted with certainty. If the Participant obtains shares upon settlement of the Award, the value of those shares may increase or decrease.

(n) In consideration of the grant of an Award, no claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award or shares acquired upon settlement of the Award resulting from termination of the Participant’s Service (for any reason whether or not in breach of Local Law) and the Participant irrevocably releases the Company and each other Participating Company from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.

2.3 Data Privacy Consent.

(a) THE PARTICIPANT HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENTS TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF THE PARTICIPANT’S PERSONAL DATA AS DESCRIBED IN THIS DOCUMENT BY AND AMONG THE MEMBERS OF THE PARTICIPATING COMPANY GROUP FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE PARTICIPANT’S PARTICIPATION IN THE PLAN.

(b) THE PARTICIPANT UNDERSTANDS THAT THE PARTICIPATING COMPANY GROUP HOLDS CERTAIN PERSONAL INFORMATION ABOUT THE PARTICIPANT, INCLUDING, BUT NOT LIMITED TO, THE PARTICIPANT’S NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL INSURANCE NUMBER OR OTHER IDENTIFICATION NUMBER, SALARY, NATIONALITY, JOB TITLE, ANY SHARES OR DIRECTORSHIPS HELD IN THE COMPANY, DETAILS OF ALL AWARDS OR ANY OTHER ENTITLEMENT TO SHARES AWARDED, CANCELED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN THE PARTICIPANT’S FAVOR, FOR THE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE PLAN (“DATA”). THE PARTICIPANT UNDERSTANDS THAT DATA MAY BE TRANSFERRED TO ANY THIRD PARTIES ASSISTING IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE PLAN, THAT THESE RECIPIENTS MAY BE LOCATED IN THE PARTICIPANT’S COUNTRY OR ELSEWHERE, WHICH MAY INCLUDE AREAS OUTSIDE THE EUROPEAN ECONOMIC AREA AND THAT THE RECIPIENT’S COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN THE PARTICIPANT’S COUNTRY. THE PARTICIPANT UNDERSTANDS THAT HE OR SHE MAY REQUEST A LIST WITH THE NAMES AND ADDRESSES OF ANY POTENTIAL RECIPIENTS OF THE DATA BY CONTACTING THE PARTICIPANT’S LOCAL HUMAN RESOURCES REPRESENTATIVE. THE PARTICIPANT AUTHORIZES THE RECIPIENTS TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE DATA, IN ELECTRONIC OR OTHER FORM, FOR THE PURPOSES OF IMPLEMENTING, ADMINISTERING AND MANAGING THE PARTICIPANT’S PARTICIPATION IN THE PLAN, INCLUDING ANY REQUISITE TRANSFER OF SUCH DATA AS MAY BE REQUIRED TO A BROKER OR OTHER THIRD PARTY WITH WHOM THE PARTICIPANT MAY ELECT TO DEPOSIT ANY SHARES ACQUIRED UPON SETTLEMENT OF THE AWARD. THE PARTICIPANT UNDERSTANDS THAT DATA WILL BE HELD ONLY AS LONG AS IS NECESSARY TO IMPLEMENT, ADMINISTER AND MANAGE THE PARTICIPANT’S PARTICIPATION IN THE PLAN. THE PARTICIPANT UNDERSTANDS THAT HE OR SHE MAY, AT ANY TIME, VIEW DATA, REQUEST ADDITIONAL INFORMATION ABOUT THE STORAGE AND PROCESSING OF DATA, REQUIRE ANY NECESSARY AMENDMENTS TO DATA OR REFUSE OR WITHDRAW THE CONSENTS HEREIN, IN ANY CASE WITHOUT COST, BY CONTACTING IN WRITING THE PARTICIPANT’S LOCAL HUMAN RESOURCES REPRESENTATIVE. THE PARTICIPANT UNDERSTANDS, HOWEVER, THAT REFUSING OR WITHDRAWING THE PARTICIPANT’S CONSENT MAY AFFECT THE PARTICIPANT’S ABILITY TO PARTICIPATE IN THE PLAN. FOR MORE INFORMATION ON THE CONSEQUENCES OF THE PARTICIPANT’S REFUSAL TO CONSENT OR WITHDRAWAL OF CONSENT, THE PARTICIPANT UNDERSTANDS THAT HE OR SHE MAY CONTACT THE PARTICIPANT’S LOCAL HUMAN RESOURCES REPRESENTATIVE.

3. ADMINISTRATION.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has actual authority with respect to such matter, right, obligation, or election.

4. THE AWARD.

4.1 Grant of Units. The Company hereby grants to the Participant, subject to the provisions of this Agreement, the Total Number of Restricted Stock Units set forth in the Grant Notice, subject to adjustment as provided in Section 4.3 and Section 10. Subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of Stock.

4.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.

4.3 Dividend Equivalent Units. On the date that the Company pays a cash dividend to holders of Stock generally, the Participant shall be credited with a number of additional whole Dividend Equivalent Units determined by dividing (a) the product of (i) the dollar amount of the cash dividend paid per share of Stock on such date and (ii) the total number of Restricted Stock Units and Dividend Equivalent Units previously credited to the Participant pursuant to the Award and which have not been settled or forfeited pursuant to the Company Reacquisition Right (as defined below) as of such date, by (b) the Fair Market Value per share of Stock on such date. Any resulting fractional Dividend Equivalent Unit shall be rounded to the nearest whole number. Such additional Dividend Equivalent Units shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the Restricted Stock Units originally subject to the Award with respect to which they have been credited.

5. VESTING OF UNITS.

Units acquired pursuant to this Agreement shall become Vested Units as provided in the Grant Notice. Dividend Equivalent Units shall become Vested Units at the same time as the Restricted Stock Units originally subject to the Award with respect to which they have been credited.

6. COMPANY REACQUISITION RIGHT.

6.1 Grant of Company Reacquisition Right. In the event that the Participant’s Service with a Participating Company is terminated by the Participating Company for Cause, insofar as permitted under Local Law the Participant shall forfeit and the Company shall automatically reacquire all Units (whether vested or unvested), and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

7. SETTLEMENT OF THE AWARD.

7.1 Issuance of Shares of Stock. Subject to the provisions of Section 7.3 below, as soon as reasonably practicable following the date upon which Units vest (such date, the “Settlement Date”) (but in no event later than March 15th of the calendar year following the calendar year in which such vesting occurs), the Company shall issue to the Participant with respect to each such Vested Unit one (1) share of Stock. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 7.3, Section 7 or the Company’s Trading Compliance Policy or any stock ownership guidelines or holding period guidelines established by the Board from time to time.

7.2 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

7.3 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of United States federal, state law and Local Law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable United States federal, state, or Local Law, or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, or the impracticality of doing so, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

7.4 Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.

8. TAX WITHHOLDING.

Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company and or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of Units, including the grant and vesting of Units, subsequent delivery of shares and/or cash related to such Units or the subsequent sale of any shares acquired pursuant to such Units and receipt of any dividend equivalent payments (if any) and (ii) do not commit to structure the terms or any aspect of this grant of Units to reduce or eliminate the Participant’s liability for Tax-Related Items. The Participant shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan or the Participant’s receipt of Units that cannot be satisfied by the means described below. Further, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Company may refuse to deliver the shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

Prior to the taxable or tax withholding event, as applicable, the Participant shall pay, or make adequate arrangements satisfactory to the Company or to the Employer (in their sole discretion) to satisfy all Tax-Related Items; provided that the arrangement in clause (1) of the following sentence shall be deemed to be satisfactory to the extent that it alone, or combined with any other arrangement satisfactory to the Board, satisfies the Participant’s obligations in connection with the Tax-Related Items. In this regard, the Participant authorizes the Company or Employer to withhold all applicable Tax-Related Items legally payable by the Participant by (1) withholding a number of Shares otherwise deliverable equal to the Retained Share Amount (as defined below), (2) withholding from the Participant’s wages or other cash compensation paid by the Company and/or Employer; and/or (3) withholding from proceeds of the sale of shares acquired upon settlement of the Units, either through a voluntary sale or through a sale arranged by the Company (on the Participant’s behalf pursuant to this authorization), to the extent permitted by the Administrator. The “Retained Share Amount” shall mean a number of shares equal to the quotient of the statutory tax withholding obligation of the Company triggered by the Units on the relevant date, divided by the Fair Market Value of one share on the relevant date or as otherwise provided in the Plan. If the obligation for Tax-Related Items is satisfied by withholding a number of shares as described herein, the Participant understands that he or she will be deemed to have been issued the full number of shares subject to the settled Units, notwithstanding that a number of shares are held back solely for the purpose of paying the Tax-Related Items due as a result of the settlement of the Units.

The Participant acknowledges and understands that the Participant should consult a tax adviser regarding the Participant’s tax obligations prior to such settlement or disposition.

9. EFFECT OF CHANGE IN CONTROL.

9.1 Change in Control. Upon the occurrence of a Change in Control during the Performance Period where a Replacement Award (as defined below) is provided to the Participant at the time of the Change in Control in lieu of the Units, the Units that remain outstanding and unvested as of immediately prior to the Change in Control shall remain outstanding and unvested, but the performance conditions with respect thereto shall be deemed satisfied at the target level of achievement. Upon the occurrence of a Change in Control where a Replacement Award is not provided to the Participant in lieu of the Units, the Units shall immediately vest at the target level of achievement. In either case, all Units in excess of the Target Award shall immediately be forfeited and cancelled, unless otherwise determined by the Committee, and Participant shall not be entitled to any compensation or other amount with respect thereto.

9.2 Replacement Award. A “Replacement Award” is an Award that (i) is the same (i.e., the Award continues, other than with respect to performance conditions as set forth in Section 9.1) or is of the same type as the Award that is replaced or adjusted by a Replacement Award (the “Replaced Award”) (i.e., restricted stock units); (ii) has a value at least equal to the value of the Replaced Award at the time of the Change in Control; (iii) is subject to the same vesting schedule as the Replaced Award; (iv) relates to equity securities of the Company or its successor upon the Change in Control, or a parent entity of the Company or its successor upon the Change in Control, which securities are subject to an effective registration statement under the Securities Act; (v) if the Participant is subject to U.S. federal income tax under the Code, the tax consequences to the Participant under the Code of the Replacement Award are not less favorable to the Participant than the tax consequences of the Replaced Award; and (vi) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including, but not limited to, the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the requirements for a Replacement Award are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its good faith discretion (taking into account the requirements of Treasury Regulation 1.409A-3(i)(5)(iv)(B) and compliance of the Replaced Award or Replacement Award with Section 409A).

10. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award.

[1]	NTD: Last day of performance period, to be updated for future grants.

For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy, which shall be treated in accordance with Section 4.3) to which the Participant is entitled by reason of ownership of Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Units originally acquired hereunder. Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

11. RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 4.3 and Section 10. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term unless otherwise required under applicable law. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

12. LEGENDS.

The Company may at any time place legends referencing any applicable United States federal, state or non-U.S. securities law, including Local Law, restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

13. MISCELLANEOUS PROVISIONS.

13.1 Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 9 in connection with a Change in Control, no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

13.2 Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

13.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

13.4 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

13.5 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or non-U.S. postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 13.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 13.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.5(a) or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.5(a).

13.6 Integrated Agreement. The Grant Notice (including its exhibits), this Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

13.7 Country-Specific Terms and Conditions. Notwithstanding any other provision of this Agreement to the contrary, the Award shall be subject to the specific terms and conditions, if any, set forth in the Appendix to this Agreement which are applicable to the Participant’s country of residence, the provisions of which are incorporated in and constitute part of this Agreement. Moreover, if the Participant relocates to one of the countries included in the Appendix, the specific terms and conditions applicable to such country will apply to the Award to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan or this Agreement.

13.8 Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties as evidenced by this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of the County of Santa Clara, California, or the federal courts of the United States for the Northern District of California, and no other courts, where this Agreement is made and/or performed.

13.9 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.10 Clawback. The Award will be subject to recoupment in accordance with any clawback or recoupment policy of the Company, including, without limitation, any clawback or recoupment policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

APPENDIX

ADDITIONAL TERMS AND CONDITIONS OF

MAGNACHIP SEMICONDUCTOR CORPORATION

RESTRICTED STOCK UNITS AGREEMENT

TERMS AND CONDITIONS

This Appendix, which is part of the Agreement, includes additional terms and conditions of the Agreement that will apply to the Participant if the Participant is resident in the countries listed below. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

NOTIFICATIONS

This Appendix also includes information regarding exchange control and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2016. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of the Participant’s participation in the Plan because such information may be out-of-date when the Participant’s Units vest and/or the Participant sells any shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation. As a result, the Company is not in a position to assure the Participant of any particular result. The Participant is therefore advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

Finally, if the Participant is a citizen or resident of a country other than that in which the Participant is currently working, the information contained herein may not apply to the Participant.

COUNTRY-SPECIFIC LANGUAGE

Below please find country specific language that applies to Korea.

SOUTH KOREA

Terms and Conditions

There are no country-specific provisions.

Notifications

Exchange Control Information. If the Participant receives in excess of US$500,000 from the sale of shares, Korean exchange control laws require the Participant to repatriate the proceeds to South Korea within 36 months of sale.

UNITED STATES

Terms and Conditions for Participants subject to Tax in the United States

1.	The following paragraph is inserted as a new Section 13.10:

“Section 409A of the U.S. Internal Revenue Code. To the extent applicable, it is intended that this Agreement comply with the provisions of Code Section 409A, so that the income inclusion provisions of Code Section 409A(a)(1) do not apply. This Agreement shall be administered in a manner consistent with this intent. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall any Participating Company or any of their respective Subsidiary Corporations or Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A or otherwise. For purposes of this Agreement, “Code Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.”

Notifications

None.

EXHIBIT B-3

TIME-BASED NOTICE OF GRANT AND RESTRICTED STOCK UNIT AWARD

AGREEMENT

MAGNACHIP SEMICONDUCTOR CORPORATION

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

The Participant has been granted an award (the “Award”) of certain Restricted Stock Units (the “Units”) of MagnaChip Semiconductor Corporation pursuant to the MagnaChip Semiconductor Corporation 2011 Equity Incentive Plan (the “Plan”) and the MagnaChip Semiconductor Corporation Restricted Stock Units Agreement (the “Restricted Stock Units Agreement”) as follows:

Participant:	Theodore Kim

Date of Grant:	[ ], 2018 (the “Grant Date”)

Total Number of Restricted Stock Units:	30,000, subject to adjustment as provided by the Restricted Stock Units Agreement.

Initial Vesting Date and Vesting Conditions:	Subject to the terms of the Restricted Stock Units Agreement and the Participant’s continued Service on the applicable vesting date, except as provided by Section 2.2 of the Restricted Stock Units Agreement, the Restricted Stock Units will vest (becoming “Vested Units”) as follows:

	Vesting Date	Restricted Stock Units
	10/31/18	9,000
	12/31/18	2,640
	12/31/19	9,360
	12/31/20	9,000

Local Law:	The laws, rules and regulations of South Korea and the United States, of which the Participant is a resident or taxpayer.

By their signatures below, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Plan and the Restricted Stock Units Agreement, each of which are attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan and the Restricted Stock Units Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the Award subject to all of their terms and conditions.

MAGNACHIP SEMICONDUCTOR CORPORATION	PARTICIPANT
By:
Signature
Its:
Date
Address:
Address

ATTACHMENTS:	2011 Equity Incentive Plan, as amended to the Date of Grant, and Restricted Stock Units Agreement

MAGNACHIP SEMICONDUCTOR CORPORATION

RESTRICTED STOCK UNITS AGREEMENT

MagnaChip Semiconductor Corporation (the “Company”) has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement (this “Agreement”) is attached an Award consisting of Restricted Stock Units subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Participant shall be entitled to Dividend Equivalent Rights with respect to the Award.

The Award has been granted pursuant to and shall in all respects be subject to the terms conditions of the MagnaChip Semiconductor Corporation 2011 Equity Incentive Plan (the “Plan”), as amended from time to time, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

(a) “Dividend Equivalent Units” mean additional Restricted Stock Units credited pursuant to Section 4.3.

(b) “Units” mean the Restricted Stock Units originally granted pursuant to the Award and the Dividend Equivalent Units credited pursuant to the Award, as both shall be adjusted from time to time pursuant to Section 10.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. CERTAIN CONDITIONS OF THE AWARD.

2.1 Compliance with Local Law. The Participant agrees that the Participant will not acquire shares pursuant to the Award, or transfer, assign, sell or otherwise deal in such shares except in compliance with Local Law.

2.2 Employment Conditions. By accepting the Award, the Participant acknowledges and agrees that:

(a) Any notice period mandated under Local Law shall not be treated as Service for the purpose of determining the vesting of the Award; and the Participant’s right to receive shares in settlement of the Award after termination of Service, if any, will be measured by the date of termination of the Participant’s active Service and will not be extended by any notice period mandated under Local Law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(b) Notwithstanding anything to the contrary in the Grant Notice, if the Participant is terminated without Cause or resigns for Good Reason, in each case not in connection with a CIC Qualified Termination (each as defined in the Participant’s employment agreement with the Company dated October 22, 2018) and prior to the settlement of the Award, the Participant will vest in a pro rata portion of the next tranche of Restricted Stock Units scheduled to vest hereunder, determined by multiplying the number of unvested Restricted Stock Units in such tranche by a fraction, the numerator of which is the number of full months from the last vesting date (or, if none, the Grant Date) to the date of such termination and the denominator of which is the number of full months from the last vesting date (or, if none, the Grant Date) to the next vesting date.

(c) If the Participant incurs a CIC Qualified Termination, all unvested Units will fully vest on the date of such termination.

(d) The vesting of the Award shall cease upon, and no Units shall vest following, the Participant’s termination of Service for any reason other than as set forth in Section 2.2(b) or (c). Further, all unvested Units will be forfeited and cancelled and the Participant will not be entitled to any compensation or other amount with respect thereto.

(e) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(f) The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past.

(g) All decisions with respect to future Award grants, if any, will be at the sole discretion of the Company.

(h) The Participant’s participation in the Plan shall not create a right to further Service with any Participating Company and shall not interfere with the ability of any Participating Company to terminate the Participant’s Service at any time, with or without cause, insofar as permitted under Local Law.

(i) The Participant is voluntarily participating in the Plan.

(j) The Award and resulting shares, if any, are an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to any Participating Company, and which is outside the scope of the Participant’s employment contract, if any.

(k) The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(l) In the event that the Participant is not an employee of the Company, the Award grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Award grant will not be interpreted to form an employment contract with any other Participating Company.

(m) The future value of the underlying shares is unknown and cannot be predicted with certainty. If the Participant obtains shares upon settlement of the Award, the value of those shares may increase or decrease.

(n) In consideration of the grant of an Award, no claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award or shares acquired upon settlement of the Award resulting from termination of the Participant’s Service (for any reason whether or not in breach of Local Law) and the Participant irrevocably releases the Company and each other Participating Company from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.

2.3 Data Privacy Consent.

(a) THE PARTICIPANT HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENTS TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF THE PARTICIPANT’S PERSONAL DATA AS DESCRIBED IN THIS DOCUMENT BY AND AMONG THE MEMBERS OF THE PARTICIPATING COMPANY GROUP FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE PARTICIPANT’S PARTICIPATION IN THE PLAN.

(b) THE PARTICIPANT UNDERSTANDS THAT THE PARTICIPATING COMPANY GROUP HOLDS CERTAIN PERSONAL INFORMATION ABOUT THE PARTICIPANT, INCLUDING, BUT NOT LIMITED TO, THE PARTICIPANT’S NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL INSURANCE NUMBER OR OTHER IDENTIFICATION NUMBER, SALARY, NATIONALITY, JOB TITLE, ANY SHARES OR DIRECTORSHIPS HELD IN THE COMPANY, DETAILS OF ALL AWARDS OR ANY OTHER ENTITLEMENT TO SHARES AWARDED, CANCELED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN THE PARTICIPANT’S FAVOR, FOR THE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE PLAN (“DATA”). THE PARTICIPANT UNDERSTANDS THAT DATA MAY BE TRANSFERRED TO ANY THIRD PARTIES ASSISTING IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE PLAN,

THAT THESE RECIPIENTS MAY BE LOCATED IN THE PARTICIPANT’S COUNTRY OR ELSEWHERE, WHICH MAY INCLUDE AREAS OUTSIDE THE EUROPEAN ECONOMIC AREA AND THAT THE RECIPIENT’S COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN THE PARTICIPANT’S COUNTRY. THE PARTICIPANT UNDERSTANDS THAT HE OR SHE MAY REQUEST A LIST WITH THE NAMES AND ADDRESSES OF ANY POTENTIAL RECIPIENTS OF THE DATA BY CONTACTING THE PARTICIPANT’S LOCAL HUMAN RESOURCES REPRESENTATIVE. THE PARTICIPANT AUTHORIZES THE RECIPIENTS TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE DATA, IN ELECTRONIC OR OTHER FORM, FOR THE PURPOSES OF IMPLEMENTING, ADMINISTERING AND MANAGING THE PARTICIPANT’S PARTICIPATION IN THE PLAN, INCLUDING ANY REQUISITE TRANSFER OF SUCH DATA AS MAY BE REQUIRED TO A BROKER OR OTHER THIRD PARTY WITH WHOM THE PARTICIPANT MAY ELECT TO DEPOSIT ANY SHARES ACQUIRED UPON SETTLEMENT OF THE AWARD. THE PARTICIPANT UNDERSTANDS THAT DATA WILL BE HELD ONLY AS LONG AS IS NECESSARY TO IMPLEMENT, ADMINISTER AND MANAGE THE PARTICIPANT’S PARTICIPATION IN THE PLAN. THE PARTICIPANT UNDERSTANDS THAT HE OR SHE MAY, AT ANY TIME, VIEW DATA, REQUEST ADDITIONAL INFORMATION ABOUT THE STORAGE AND PROCESSING OF DATA, REQUIRE ANY NECESSARY AMENDMENTS TO DATA OR REFUSE OR WITHDRAW THE CONSENTS HEREIN, IN ANY CASE WITHOUT COST, BY CONTACTING IN WRITING THE PARTICIPANT’S LOCAL HUMAN RESOURCES REPRESENTATIVE. THE PARTICIPANT UNDERSTANDS, HOWEVER, THAT REFUSING OR WITHDRAWING THE PARTICIPANT’S CONSENT MAY AFFECT THE PARTICIPANT’S ABILITY TO PARTICIPATE IN THE PLAN. FOR MORE INFORMATION ON THE CONSEQUENCES OF THE PARTICIPANT’S REFUSAL TO CONSENT OR WITHDRAWAL OF CONSENT, THE PARTICIPANT UNDERSTANDS THAT HE OR SHE MAY CONTACT THE PARTICIPANT’S LOCAL HUMAN RESOURCES REPRESENTATIVE.

3. ADMINISTRATION.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has actual authority with respect to such matter, right, obligation, or election.

4. THE AWARD.

4.1 Grant of Units. The Company hereby grants to the Participant, subject to the provisions of this Agreement, the Total Number of Restricted Stock Units set forth in the Grant Notice, subject to adjustment as provided in Section 4.3 and Section 10. Subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of Stock.

4.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.

4.3 Dividend Equivalent Units. On the date that the Company pays a cash dividend to holders of Stock generally, the Participant shall be credited with a number of additional whole Dividend Equivalent Units determined by dividing (a) the product of (i) the dollar amount of the cash dividend paid per share of Stock on such date and (ii) the total number of Restricted Stock Units and Dividend Equivalent Units previously credited to the Participant pursuant to the Award and which have not been settled or forfeited pursuant to the Company Reacquisition Right (as defined below) as of such date, by (b) the Fair Market Value per share of Stock on such date. Any resulting fractional Dividend Equivalent Unit shall be rounded to the nearest whole number. Such additional Dividend Equivalent Units shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the Restricted Stock Units originally subject to the Award with respect to which they have been credited.

5. VESTING OF UNITS.

Units acquired pursuant to this Agreement shall become Vested Units as provided in the Grant Notice. Dividend Equivalent Units shall become Vested Units at the same time as the Restricted Stock Units originally subject to the Award with respect to which they have been credited.

6. COMPANY REACQUISITION RIGHT.

6.1 Grant of Company Reacquisition Right. In the event that the Participant’s Service with a Participating Company is terminated by the Participating Company for Cause, insofar as permitted under Local Law the Participant shall forfeit and the Company shall automatically reacquire all Units (whether vested or unvested), and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

7. Settlement of the Award.

7.1 Issuance of Shares of Stock. Subject to the provisions of Section 7.3 below, as soon as reasonably practicable following the date upon which Units vest (such date, the “Settlement Date”) (but in no event later than March 15th of the calendar year of following the calendar year in which the Units vest), the Company shall issue to the Participant with respect to each such Vested Unit one (1) share of Stock. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 7.3, Section 7 or the Company’s Trading Compliance Policy or any stock ownership guidelines or holding period guidelines established by the Board from time to time.

7.2 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

7.3 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of United States federal, state law and Local Law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable United States federal, state, or Local Law, or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, or the impracticality of doing so, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

7.4 Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.

8. TAX WITHHOLDING.

Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company and or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of Units, including the grant and vesting of Units, subsequent delivery of shares and/or cash related to such Units or the subsequent sale of any shares acquired pursuant to such Units and receipt of any dividend equivalent payments (if any) and (ii) do not commit to structure the terms or any aspect of this grant of Units to reduce or eliminate the Participant’s liability for Tax-Related Items. The Participant shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan or the Participant’s receipt of Units that cannot be satisfied by the means described below. Further, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Company may refuse to deliver the shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

Prior to the taxable or tax withholding event, as applicable, the Participant shall pay, or make adequate arrangements satisfactory to the Company or to the Employer (in their sole discretion) to satisfy all Tax-Related Items; provided that the arrangement in clause (1) of the following sentence shall be deemed to be satisfactory to the extent that it alone, or combined with any other arrangement satisfactory to the Board, satisfies the Participant’s obligations in connection with the Tax-Related Items. In this regard, the Participant authorizes the Company or Employer to withhold all applicable Tax-Related Items legally payable by the Participant by (1) withholding a number of Shares otherwise deliverable equal to the Retained Share Amount (as defined below), (2) withholding from the Participant’s wages or other cash compensation paid by the Company and/or Employer; and/or (3) withholding from proceeds of the sale of shares acquired upon settlement of the Units, either through a voluntary sale or through a sale arranged by the Company (on the Participant’s behalf pursuant to this authorization), to the extent permitted by the Administrator. The “Retained Share Amount” shall mean a number of shares equal to the quotient of the statutory tax withholding obligation of the Company triggered by the Units on the relevant date, divided by the Fair Market Value of one share on the relevant date or as otherwise provided in the Plan. If the obligation for Tax-Related Items is satisfied by withholding a number of shares as described herein, the Participant understands that he or she will be deemed to have been issued the full number of shares subject to the settled Units, notwithstanding that a number of shares are held back solely for the purpose of paying the Tax-Related Items due as a result of the settlement of the Units.

The Participant acknowledges and understands that the Participant should consult a tax adviser regarding the Participant’s tax obligations prior to such settlement or disposition.

9. EFFECT OF CHANGE IN CONTROL.

The Award shall be subject to the terms of Sections 13(b) and 13(c) of the Plan in the event of a Change in Control.

10. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the

Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy, which shall be treated in accordance with Section 4.3) to which the Participant is entitled by reason of ownership of Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Units originally acquired hereunder. Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

11. RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 4.3 and Section 10. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term unless otherwise required under applicable law. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

12. LEGENDS.

The Company may at any time place legends referencing any applicable United States federal, state or non-U.S. securities law, including Local Law, restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

13. MISCELLANEOUS PROVISIONS.

13.1 Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 9 in connection with a Change in Control, no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

13.2 Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

13.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

13.4 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

13.5 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or non-U.S. postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 13.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 13.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in

Section 13.5(a) or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.5(a).

13.6 Integrated Agreement. The Grant Notice (including its exhibits), this Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

13.7 Country-Specific Terms and Conditions. Notwithstanding any other provision of this Agreement to the contrary, the Award shall be subject to the specific terms and conditions, if any, set forth in the Appendix to this Agreement which are applicable to the Participant’s country of residence, the provisions of which are incorporated in and constitute part of this Agreement. Moreover, if the Participant relocates to one of the countries included in the Appendix, the specific terms and conditions applicable to such country will apply to the Award to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan or this Agreement.

13.8 Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties as evidenced by this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of the County of Santa Clara, California, or the federal courts of the United States for the Northern District of California, and no other courts, where this Agreement is made and/or performed.

13.9 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.10 Clawback. The Award will be subject to recoupment in accordance with any clawback or recoupment policy of the Company, including, without limitation, any clawback or recoupment policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

APPENDIX

ADDITIONAL TERMS AND CONDITIONS OF

MAGNACHIP SEMICONDUCTOR CORPORATION

RESTRICTED STOCK UNITS AGREEMENT

TERMS AND CONDITIONS

This Appendix, which is part of the Agreement, includes additional terms and conditions of the Agreement that will apply to the Participant if the Participant is resident in the countries listed below. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

NOTIFICATIONS

This Appendix also includes information regarding exchange control and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2016. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of the Participant’s participation in the Plan because such information may be out-of-date when the Participant’s Units vest and/or the Participant sells any shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation. As a result, the Company is not in a position to assure the Participant of any particular result. The Participant is therefore advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

Finally, if the Participant is a citizen or resident of a country other than that in which the Participant is currently working, the information contained herein may not apply to the Participant.

COUNTRY-SPECIFIC LANGUAGE

Below please find country specific language that applies to Korea.

SOUTH KOREA

Terms and Conditions

There are no country-specific provisions.

Notifications

Exchange Control Information. If the Participant receives in excess of US$500,000 from the sale of shares, Korean exchange control laws require the Participant to repatriate the proceeds to South Korea within 36 months of sale.

UNITED STATES

Terms and Conditions for Participants subject to Tax in the United States

1.	The following paragraph is inserted as a new Section 13.10:

“Section 409A of the U.S. Internal Revenue Code. To the extent applicable, it is intended that this Agreement comply with the provisions of Code Section 409A, so that the income inclusion provisions of Code Section 409A(a)(1) do not apply. This Agreement shall be administered in a manner consistent with this intent. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall any Participating Company or any of their respective Subsidiary Corporations or Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A or otherwise. For purposes of this Agreement, “Code Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.”

Notifications

None.

EXHIBIT B-4

TERMS OF 2019 AND 2020 PERFORMANCE GRANTS

Subject to the Executive’s continued employment, within sixty (60) days following each of January 1, 2019 and January 1, 2020 (each, a “60-day Period”), the Board will establish performance goals for the 2019 Grants and the 2020 Grants, respectively, and make such grants (consistent with the below allocations). The 2019 Grants and the 2020 Grants will have terms and conditions consistent with those set forth in the AOP Award Agreement; provided, however, that if a Change in Control occurs (i) during the 60-day Period for a given year and before the applicable grant (the “Original Grant”) is made, then the Executive will receive an equity award with respect to the target number of shares for the applicable Original Grant, pursuant to an award agreement generally consistent with Exhibit B-3, provided that the new grant will vest on the last day of the performance period associated with the Original Grant; provided, further, that the Committee may instead, in its sole discretion, (x) provide executive with a cash payment equal to the per share consideration received by shareholders in the transaction multiplied by the applicable target award or (y) provide the Executive with a Replacement Award as contemplated by the AOP Award Agreement or (ii) prior to the year that the grant will be made, then the Board will determine the number of performance stock units that the Executive will receive in respect of such grant (if any) in its discretion.

2019 and 2020 AOP PSU Grant and Payout Amounts:

Grant	Performance Period	Payout at Threshold	Payout at Target	Payout at Maximum
2019 Grant	1/1/2019 ~ 12/31/2019	4,000	8,000	12,000
2020 Grant	1/1/2020 ~ 12/31/2020	4,000	8,000	12,000

EXHIBIT C

FORM OF RELEASE

As used in this Release of Claims (this “Release”), the term “claims” will include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, proceedings, obligations, debts, accounts, attorneys’ fees, judgments, losses, and liabilities, of whatsoever kind or nature, in law, in equity, or otherwise. Capitalized terms used but not defined in this Release will have the meanings given to them in the Employment Agreement dated [                    ], 2018, between MagnaChip Semiconductor, Ltd. (the “Company), MagnaChip Semiconductor Corporation, a Delaware corporation (“Parent”), and [                ] (my “Employment Agreement”).

For and in consideration of the payments and benefits under Section 5[(b)]/[(c)] of the Employment Agreement, and other good and valuable consideration, I, for and on behalf of myself and my executors, heirs, administrators, representatives, and assigns, hereby agree to release and forever discharge the Company, Parent and all of their respective predecessors, successors, and past, current, and future parent entities, affiliates, subsidiary entities, investors, directors, shareholders, members, officers, general or limited partners, employees, attorneys, agents, and representatives, and the employee benefit plans in which I am or have been a participant by virtue of my employment with or service to the Company (collectively, the “Company Releasees”), from any and all claims that I have or may have had against the Company Releasees based on any events or circumstances arising or occurring on or prior to the date hereof and arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever my employment by or service to the Company or the termination thereof, including without limitation any and all claims arising under national, federal, provincial, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, intentional infliction of emotional distress, or liability in tort, and claims of any kind that may be brought in any court or administrative agency, and any related claims for attorneys’ fees and costs, including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Civil Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C. Section 1981, et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621, et seq. (the “ADEA”); the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; and any similar national, provincial, state, or local laws of the United States, the Republic of Korea or any other jurisdiction. I agree further that this Release may be pleaded as a full defense to any action, suit, arbitration, or other proceeding covered by the terms hereof that is or may be initiated, prosecuted, or maintained by me or my descendants, dependents, heirs, executors, administrators, or assigns. By signing this Release, I acknowledge that I intend to waive and release all rights known or unknown that I may have against the Company Releasees under these and any other laws.

I acknowledge and agree that as of the date I execute this Release, I have no knowledge of any facts or circumstances that give rise or could give rise to any claims under any of the laws listed in the preceding paragraph and that I have not filed any claim against any of the Releasees before any local, state, federal, or foreign agency, court, arbitrator, mediator, arbitration or mediation panel, or other body (each individually a “Proceeding”). I (i) acknowledge that I will not initiate or cause to be initiated on my behalf any Proceeding and will not participate in any Proceeding, in each case, except as required by law; and (ii) waive any right that I may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding, including any Proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”). Further, I understand that, by executing this Release, I will be limiting the availability of certain remedies that I may have against the Company and limiting also my ability to pursue certain claims against the Company Releasees.

By executing this Release, I specifically release all claims relating to my employment and its termination under ADEA, a federal statute that, among other things, prohibits discrimination on the basis of age in employment and employee benefit plans.

Notwithstanding the generality of the foregoing, I do not release (i) claims to receive payments and benefits under Section 5[(b)]/[(c)] of the Employment Agreement in accordance with the terms of the Employment Agreement, (ii) claims for indemnification arising under any applicable indemnification obligation of the Company, (iii) any vested rights I may have under any qualified employee benefit plans, programs or policies of the Company and any of its Affiliates, or (iv) claims that cannot be waived by law. Further, nothing in this Release shall prevent me from (a) initiating or causing to be initiated on my behalf any claim against the Company before any local, state, or federal agency, court, or other body challenging the validity of the waiver of my claims under the ADEA (but no other portion of such waiver); or (b) initiating or participating in an investigation or proceeding conducted by the EEOC.

I understand that nothing in this Agreement will preclude, prohibit or restrict me from (i) communicating with, any federal, state or local administrative or regulatory agency or authority, including but not limited to the Securities and Exchange Commission (the “SEC”); (ii) participating or cooperating in any investigation conducted by any governmental agency or authority; or (iii) filing a charge of discrimination with the EEOC or any other federal state or local administrative agency or regulatory authority.

Nothing in this Agreement, or any other agreement with the Company, prohibits or is intended in any manner to prohibit, me from (i) reporting a possible violation of federal or other applicable law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the SEC, the U.S. Congress, and any governmental agency Inspector General, or (ii) making other disclosures that are protected under whistleblower provisions of federal law or regulation. This Agreement does not limit my right to receive an award (including, without limitation, a monetary reward) for information provided to the SEC. I do not need the prior authorization of anyone at the Company to make any such reports or disclosures, and I am not required to notify the Company that I have made such reports or disclosures.

Nothing in this Agreement or any other agreement or policy of the Company is intended to interfere with or restrain the immunity provided under 18 U.S.C. §1833(b). I cannot be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) (A) in confidence to federal, state or local government officials, directly or indirectly, or to an attorney, and (B) for the purpose of reporting or investigating a suspected violation of law; (ii) in a complaint or other document filed in a lawsuit or other proceeding, if filed under seal; or (iii) in connection with a lawsuit alleging retaliation for reporting a suspected violation of law, if filed under seal and does not disclose the trade secret, except pursuant to a court order.

I acknowledge that I have been given at least [21]/[45]2 days in which to consider this Release. I acknowledge further that the Company has advised me to consult with an attorney of my choice before signing this Release, and I have had sufficient time to consider the terms of this Release. I represent and acknowledge that if I execute this Release before [21]/[45] days have elapsed, I do so knowingly, voluntarily, and upon the advice and with the approval of my legal counsel (if any), and that I voluntarily waive any remaining consideration period.

I understand that after executing this Release, I have the right to revoke it within seven days after its execution. I understand that this Release will not become effective and enforceable unless the seven-day revocation period passes and I do not revoke the Release in writing. I understand that this Release may not be revoked after the seven-day revocation period has passed. I understand also that any revocation of this Release must be made in writing and delivered to the Company at its principal place of business within the seven-day period.

This Release will become effective, irrevocable, and binding on the eighth day after its execution, so long as I have not timely revoked it as set forth above. I understand and acknowledge that I will not be entitled to payments or benefits under Section [5(b)]/[(c)] of the Employment Agreement unless this Release is effective on or before the date that is 60 days following the Date of Termination (as defined in the Employment Agreement).

I hereby agree to waive any and all claims to re-employment with the Company or any of its affiliates and affirmatively agree not to seek further employment with the Company or any of its affiliates.

The provisions of this Release will be binding upon my heirs, executors, administrators, legal representatives, and assigns. If any provision of this Release will be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision will be of no force or effect. The illegality or unenforceability of such provision, however, will have no effect upon and will not impair the enforceability of any other provision of this Release.

This Release will be governed in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of law. Any dispute or claim arising out of or relating to this Release or claim of breach hereof will be brought exclusively in the United States District Court for the District of Delaware to the extent that federal jurisdiction exists, and in the Delaware Chancery Court to the extent that federal jurisdiction does not exist. By execution of

[2]

NTD: To be selected based on whether applicable termination was “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967).

this Release, I am waiving any right to trial by jury in connection with any suit, action, or proceeding under or in connection with this Release.

[Name]

Date